                                                                    EXHIBIT 4.16


                                                                               *


                                 Doc. No. 1.01
                                 Aircraft N398UA

                           -------------------------

                             PARTICIPATION AGREEMENT
                                  (1994 737 B)

                          Dated as of September 1, 1994

                                      Among

                             UNITED AIR LINES, INC.,
                                     Lessee,


                               MS FINANCING INC.,
                               Owner Participant,


         THE MITSUBISHI TRUST AND BANKING CORPORATION, NEW YORK BRANCH,
                            Original Loan Participant


                          FIRST SECURITY BANK OF UTAH,
                              NATIONAL ASSOCIATION,
                         Not in its Individual Capacity,
                      except as expressly provided herein,
                          but solely as Owner Trustee,

                                       and

                      STATE STREET BANK AND TRUST COMPANY,
               In its Individual Capacity and as Indenture Trustee

                           -------------------------

                             United Air Lines, Inc.
                           1994 737 B Equipment Trust
                           One Boeing 737-322 Aircraft

                           -------------------------

                                TABLE OF CONTENTS

                                                                                                       Page
                                                                                                       ----

SECTION 1.   Certain Definitions; Participations in
             Lessor's Cost of the Aircraft............................................................  2

SECTION 2.   Lessee's Notice of Delivery Date.........................................................  3

SECTION 3.   Instructions to the Owner Trustee and
             Indenture Trustee........................................................................  6

SECTION 4.   Conditions...............................................................................  7
             (a)  Conditions Precedent to the
                      Participations in the Aircraft..................................................  7
             (b)  Conditions Precedent to the
                      Obligations of Lessee........................................................... 16

SECTION 5.   Confidentiality of Purchase Agreement.................................................... 18

SECTION 6.   Extent of Interest of Holders............................................................ 18

SECTION 7.   Lessee's Representations, Warranties
             and Indemnitees.......................................................................... 19
             (a)      In General...................................................................... 19
             (b)      General Tax Indemnity........................................................... 23
             (c)      General Indemnity............................................................... 34
             (d)      Withholding..................................................................... 41

SECTION 8.   Representations, Warranties and
             Covenants................................................................................ 41

SECTION 9.   [Intentionally Omitted].................................................................. 62

SECTION 10.  Other Documents; Amendment............................................................... 62

SECTION 11.  Certain Covenants of Lessee.............................................................. 63

SECTION 12.  Owner for Income Tax Purposes............................................................ 64

SECTION 13.  Notices; Consent to Jurisdiction......................................................... 64

SECTION 14.  Change of Situs of Owner Trust........................................................... 65

SECTION 15.  Miscellaneous............................................................................ 66

SECTION 16.  Invoices and Payment of Expenses......................................................... 68

SECTION 17.  Optional Prepayment of Certificates...................................................... 68

SECTION 18.  Optimization............................................................................. 72

SECTION 19.  [Intentionally Omitted].................................................................. 73

SECTION 20.  Interim Debt............................................................................. 73

SECTION 21.  Payment of Additional Amounts............................................................ 77

                                    SCHEDULES

SCHEDULE I   - Names and Addresses

SCHEDULE II  - Commitments

SCHEDULE III - Legal Opinions

                             PARTICIPATION AGREEMENT
                                  (1994 737 B)


          THIS PARTICIPATION AGREEMENT (1994 737 B) dated as of September 1, 1994 among (i) UNITED AIR LINES, INC., a Delaware corporation ("Lessee"), (ii) MS FINANCING INC., a corporation organized under the laws of Delaware (the "Owner Participant"), (iii) FIRST SECURITY BANK OF UTAH, NATIONAL ASSOCIATION, a national banking association, not in its individual capacity, except as expressly provided herein, but solely as Owner Trustee under the Trust Agreement (the "Owner Trustee"), (iv) THE MITSUBISHI TRUST AND BANKING CORPORATION, NEW YORK BRANCH, as Original Loan Participant and (v) STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company, in its individual capacity and as Indenture Trustee under the Trust Indenture (the "Indenture Trustee").


                                   WITNESSETH:

          WHEREAS, pursuant to the Purchase Agreement between Lessee and the Manufacturer, the Manufacturer has sold to Lessee, among other things, certain Boeing 737-322 aircraft, one of which is the subject of this Agreement; and

          WHEREAS, concurrently with the execution and delivery of this Agreement, the Owner Participant is entering into the Trust Agreement pursuant to which Trust Agreement the Owner Trustee agrees, among other things, to hold the Trust Estate defined in Section 1.01 thereof (the "Trust Estate") for the use and benefit of the Owner Participant; and

          WHEREAS, concurrently with the execution and delivery of this Agreement,

               (i) Lessee and the Owner Trustee are entering into the Owner Trustee's Purchase Agreement and Assignment (1994 737 B) dated as of September 1, 1994 (the "Owner Trustee's Purchase Agreement"), whereby Lessee assigns to the Owner Trustee certain rights and interests of Lessee under the Purchase Agreement with respect thereto;

               (ii) the Manufacturer is executing the Consent and Agreement (1994 737 B) dated the Delivery Date substantially in the form attached to the Owner Trustee's Purchase Agreement, with respect to the Owner Trustee's Purchase Agreement; and

          WHEREAS, the Indenture Trustee and the Owner Trustee concurrently with the execution and delivery of this Agreement are entering into the Trust Indenture and Security

                                          [Participation Agreement (1994 737 B)]


Agreement (1994 737 B) dated as of September 1, 1994 pursuant to which the Owner Trustee agrees, among other things, to issue one or more Certificates as evidence of the Owner Trustee's indebtedness to the Holders, which Certificates are to be secured by the mortgage and security interest in the Aircraft created pursuant to the Trust Indenture by the Owner Trustee in favor of the Indenture Trustee, and the Owner Trustee shall execute and deliver the Trust Supplement covering the Aircraft, supplementing the Trust Agreement and the Trust Indenture; and

          WHEREAS, as described in Section 2 hereof, the Owner Trustee and Lessee are entering into a Lease Agreement (1994 737 B) dated as of September 1, 1994 (the "Lease Agreement" or the "Lease") whereby, subject to the terms and conditions set forth therein, the Owner Trustee agrees to lease to Lessee, and Lessee agrees to lease from the Owner Trustee, the Aircraft on the Delivery Date; and

          WHEREAS, certain terms are used herein as defined in Section 1(a) hereof.

          NOW THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

          SECTION 1. Certain Definitions; Participations in Lessor's Cost of the Aircraft. (a) The terms "Lessee," "Owner Participant," "Original Loan Participant," "Owner Trustee" and "Indenture Trustee" shall have the further meanings attributed thereto in the Lease Agreement referred to above and, except as otherwise defined in this Agreement, terms used herein in capitalized form but not otherwise defined herein shall have the meanings attributed thereto in the Lease Agreement. The term "Owner Participant Guarantor" shall mean Morgan Stanley Group Inc., a Delaware corporation. Unless the context otherwise requires, any reference herein to any of the Operative Documents refers to such document as it may be amended from time to time in accordance with its terms and the terms of each other agreement restricting the amendment thereof.

          (b) Subject to the terms and conditions of this Agreement, (i) the Original Loan Participant agrees to finance, in part, the Owner Trustee's payment of Lessor's Cost for the Aircraft by making a secured loan to the Owner Trustee (herein called the "Loan") on a date to be designated pursuant to
Section 2 hereof, but in no event later than September 30, 1994, in the amount in Dollars equal to the percentage of Lessor's Cost set forth opposite its name on Schedule II hereto and (ii) the Owner Participant hereby agrees, in connection with its equity investment in the beneficial ownership of the Aircraft and the sale of the Aircraft by Lessee to the Owner Trustee pursuant to the Owner Trustee's Bill of Sale, as contemplated hereby, to make its equity investment in the beneficial ownership of the Aircraft on a date to be designated as set forth above, but in no event later than September 30, 1994, in an amount in Dollars equal to the percentage of Lessor's Cost set forth opposite its name on Schedule II hereto. In the case of the Owner Participant, the amount of its participation to be made as provided above in the payment of Lessor's Cost and, in the case of the Original Loan Participant, the Original Amount of the

                                          [Participation Agreement (1994 737 B)]


Certificates to be issued to it on the Delivery Date, is hereinafter called such Participant's "Commitment" for the Aircraft. In case either Participant shall default in its obligation to make the amount of its Commitment available pursuant to Section 2 hereof in respect of the Aircraft, the other Participant shall have no obligation to make any portion of such amount available or to increase the amount of its Commitment and the obligation of the non-defaulting Participant shall remain subject to the terms and conditions set forth in this Agreement.

          SECTION 2. Lessee's Notice of Delivery Date. (a) Lessee agrees to give the Owner Participant, the Owner Trustee, the Original Loan Participant and the Indenture Trustee at least two Business Days' written notice of the Delivery Date for the Aircraft, which Delivery Date shall be a Business Day not later than September 30, 1994, which notice shall specify the amount of Lessor's Cost and the amount of each Participant's Commitment for the Aircraft. As to each Participant, the making of its Commitment for such Aircraft available in the manner required by this Section 2 shall constitute a waiver of such notice. The Owner Trustee and the Indenture Trustee shall be deemed to have waived such notice if the Owner Trustee shall have received from the Owner Participant funds in the full amount of the Owner Participant's Commitment and the proceeds of the sale of the Certificates in the full amount of the Original Loan Participant's Commitment.

          Subject to the terms and conditions of this Agreement, and simultaneously with receipt by the parties hereto of all amounts to be paid to them on the Delivery Date pursuant to this Section 2, Lessee shall transfer title to and deliver the Aircraft to the Owner Trustee, the Owner Trustee shall purchase and take title to, and accept delivery of, the Aircraft, and the Owner Trustee shall lease the Aircraft to Lessee, it being understood that the transactions described in this Section 2 are simultaneous and mutually dependent. The Owner Trustee shall issue, and the Indenture Trustee shall authenticate, the Certificates, in an aggregate principal amount equal to the Original Loan Participant's Commitment, which shall be delivered simultaneously to the Original Loan Participant. On the Delivery Date, subject to the terms and conditions of this Agreement, and in consideration for the transfer of title to the Aircraft to the Owner Trustee, the following payments shall be made, in each case in Dollars and in funds immediately available to the recipient: (A) by the Owner Participant to the Owner Trustee an amount in Dollars equal to the Owner Participant's Commitment, (B) by the Original Loan Participant to the Owner Trustee an amount in Dollars equal to such Original Loan Participant's Commitment and (C) by the Owner Trustee to Lessee the funds made available to it pursuant to clauses (A) and (B) above, which funds shall aggregate an amount equal to Lessor's Cost. The payments in clauses (A) and (B) shall be made to the Owner Trustee's account no. 99003147 at State Street Bank and Trust Company (Boston, Massachusetts) and the payments in (C) shall be made to the Lessee's account no. HT0688 at State Street Bank and Trust Company (Boston, Massachusetts).

          Each Participant agrees to make its Commitment available to the Owner Trustee at or before 11:00 a.m., Boston, Massachusetts time, on the Delivery Date specified in Lessee's

                                          [Participation Agreement (1994 737 B)]


notice referred to in the first paragraph of this Section 2 (such specified Delivery Date being herein called the "Scheduled Delivery Date").

          (b) If for any reason whatsoever the closing of the transactions contemplated hereby is not consummated on the Scheduled Delivery Date, Lessee may by telephonic notice given by 5:00 p.m., Boston, Massachusetts time, on the Scheduled Delivery Date to each Participant and the Indenture Trustee designate a delayed date for such closing (the "Delayed Delivery Date"), not later than the fifth Business Day after the Scheduled Delivery Date and in no event later than September 30, 1994, in which event each Participant will keep its funds available pursuant to this Section 2. In the event that no Delayed Delivery Date is designated or, if designated, such closing does not occur on the Delayed Delivery Date, such funds of each Participant shall be promptly returned to it by the Owner Trustee.

          If the closing of the transactions contemplated hereby is not consummated on the Scheduled Delivery Date, Lessee will reimburse each Participant which has made its funds available pursuant to this Section 2 for the loss of the use of its funds by paying to such Participant a sum equal to interest at the Applicable Rate (as defined below) on the amount of such funds for the period from and including the Scheduled Delivery Date to but excluding the Delayed Delivery Date, or, as the case may be, to but excluding the Business Day on which such Participant's funds are returned if such return is made by 11:00 a.m., Boston, Massachusetts time, or to but excluding the next following Business Day if such return is not made by such time.

          "Applicable Rate" shall mean, with respect to the Owner Participant, the rate per annum earned on the Owner Participant's funds pursuant to their investment in accordance with the provisions of the immediately succeeding paragraph and, with respect to the Original Loan Participant, the rate per annum borne by the Certificates in respect of which such Original Loan Participant's Commitment is made available.

          First Security Bank of Utah, National Association, agrees that in the event it has received telephonic notice (to be confirmed promptly in writing) from Lessee on the Scheduled Delivery Date that the closing of the transactions contemplated hereby will not be consummated on the Scheduled Delivery Date, it will, if instructed in the notice from Lessee in regard to the funds received by it from the Participants, use reasonable efforts to invest, at the risk of Lessee, the funds received by it from the Participants in obligations of the United States Government or, obligations guaranteed as to principal and interest by the United States Government, in each such case having a stated maturity not later than one year from the date of acquisition. Any such investment may be made through a repurchase agreement in commercially reasonable form with the Owner Trustee or a bank or other financial institution having capital, surplus and undivided profits of at least $100,000,000, provided that title to the underlying obligations shall pass to the Owner Trustee (in respect of amounts advanced by the Owner Participant) and the Indenture Trustee (in respect of amounts advanced by the Original Loan Participant) and that such

                                          [Participation Agreement (1994 737 B)]


underlying securities shall be segregated in a custodial or trust account of or for the benefit of the Owner Trustee and the Indenture Trustee, respectively. Any such obligations purchased by First Security Bank of Utah, National Association whether directly or through a repurchase agreement, shall be held in trust by First Security Bank of Utah, National Association for the benefit of the respective Participant (and not as part of the Trust Estate or the Indenture Estate). Lessee shall, on the Delayed Delivery Date or the date the funds furnished by the Participants are required to be returned to the Participants, as the case may be, reimburse First Security Bank of Utah, National Association for the benefit of the respective Participant for any losses incurred on such investments.

          All income and profits on the investment of such funds on behalf of the Owner Participant shall be for the account of the Owner Participant and funds for the account of the Original Loan Participant not in excess of the Applicable Rate shall be for the account of the Original Loan Participant (such income and profits to be credited against Lessee's obligation to reimburse the Participants for the loss of use of funds made available to First Security Bank of Utah, National Association) and all other income and profits (in regard solely to the funds provided by the Original Loan Participant) and all losses on the investment of such funds shall be for the account of Lessee; and First Security Bank of Utah, National Association shall not be liable for failure to invest such funds or for any losses incurred on such investments except for its own willful misconduct or negligence.

          Prior to 11:00 a.m., Boston, Massachusetts time, on the Commencement Date, the Owner Participant on behalf of the Owner Trustee shall pay to the Indenture Trustee in immediately available funds an amount equal to the Excess Amount due on such date.

          SECTION 3. Instructions to the Owner Trustee and Indenture Trustee. Subject to the terms and conditions of this Agreement, the Owner Trustee, upon its receipt in full of each Participant's Commitment for the Aircraft, as provided in Section 2 hereof, together with instructions from such Participant or its special counsel to release such funds to Lessee, shall transfer such funds to the Lessee and the Owner Trustee shall purchase the Aircraft from Lessee and lease the Aircraft to Lessee and such action shall constitute, without further act, authorization and direction by the Owner Participant to the Owner Trustee:

          (a) to pay to Lessee the Lessor's Cost in the manner set forth in
Section 2;

          (b) to the extent not previously accomplished by a prior authorization, to authorize a representative or representatives of the Owner Trustee (who shall be an employee or employees, or an agent or agents, of Lessee designated by Lessee) to accept delivery of the Aircraft on the Delivery Date pursuant to the Owner Trustee's Bill of Sale;

          (c) to accept from Lessee the Owner Trustee's Bill of Sale and the Owner Trustee's FAA Bill of Sale;

                                          [Participation Agreement (1994 737 B)]


          (d) to execute an aircraft registration application, a Lease Supplement and a Trust Supplement, in each case covering the Aircraft;

          (e) to borrow from the Original Loan Participant to finance a portion of Lessor's Cost and to issue to the Original Loan Participant one or more Certificates in an aggregate principal amount equal to the amount borrowed pursuant to the Trust Indenture; and

          (f) to take such other action as may be required to be taken by the Owner Trustee on the Delivery Date by the terms of any Operative Document.

          SECTION 4. Conditions. (a) Conditions Precedent to the Participations in the Aircraft. It is agreed that the respective obligations of the Participants to participate in the payments of Lessor's Cost are subject to the satisfaction prior to or on the Delivery Date of the following conditions precedent, except that paragraphs (iii), (xx), (xxiv) (insofar as it relates to the Original Loan Participant), (xxv) and (xxvi) shall not be a condition precedent to the obligation of the Original Loan Participant, and paragraphs
(iv), (x) (insofar as it relates to the Owner Participant), (xiv), (xix)(a) and (xxvii) shall not be a condition precedent to the obligation of the Owner
Participant:

               (i) The Participants shall have received due notice with respect to such participation pursuant to Section 2 hereof (or shall have waived such notice either in writing or as provided in Section 2).

               (ii) No change shall have occurred after the date of the execution and delivery of this Agreement in applicable law or regulations thereunder or interpretations thereof by appropriate regulatory or judicial authorities which, in the opinion of the Owner Participant or the Original Loan Participant, as the case may be, would make it a violation of law or regulations for (x) Lessee, the Indenture Trustee, any Participant or the Owner Trustee to execute, deliver and perform the Operative Documents to which any of them is a party or (y) the Original Loan Participant or the Owner Participant to make its respective Commitment available or, in the case of the Original Loan Participant, to acquire the Certificates or to realize the benefits of the security afforded by the Trust Indenture.

               (iii) In the case of the Owner Participant, the Original Loan Participant shall have made available the amount of its Commitment for the Aircraft in accordance with Section 1 hereof.

               (iv) In the case of the Original Loan Participant, the Owner Participant shall have made available the amount of its Commitment for the Aircraft in accordance with Section 1 hereof.

                                          [Participation Agreement (1994 737 B)]


               (v) The following documents shall have been duly authorized, executed and delivered by the respective party or parties thereto, shall each be satisfactory in form and substance to the Participants and shall be in full force and effect and executed counterparts, shall have been delivered to the Participants, and their respective counsel, provided that only the Original Loan Participant shall receive an executed original of the Certificates, only the Indenture Trustee, acting on behalf of the Holders, shall receive the original counterpart of the Lease and the initial Lease Supplement, only the Owner Participant shall receive a copy of the Purchase Agreement which shall be delivered to and retained by the Owner Trustee (the Owner Trustee and the Original Loan Participant and their respective counsel may inspect the Purchase Agreement prior to the Delivery Date but thereafter shall not have access to the same unless a Default or Event of Default under the Lease shall have occurred and be continuing) and provided further that only Lessee and the Owner Participant shall receive copies of the Tax Indemnity Agreement:

                   (1) the Lease;

                   (2) a Lease Supplement covering the Aircraft and dated the Delivery Date;

                   (3) the Tax Indemnity Agreement;

                   (4) the Trust Agreement;

                   (5) a Trust Supplement covering the Aircraft and dated the Delivery Date;

                   (6) the Owner Trustee's Bill of Sale and the Owner Trustee's FAA Bill of Sale;

                   (7) the Owner Trustee's Purchase Agreement;

                   (8) an acceptance certificate covering the Aircraft in the form agreed to by the Participants and Lessee (the "Acceptance Certificate") duly completed and executed by the Owner Trustee or its agent, which shall be a representative of Lessee, and by such representative on behalf of Lessee;

                   (9) the Trust Indenture;

                   (10) the Certificates;

                   (11) the Consent and Agreement;

                                          [Participation Agreement (1994 737 B)]

                   (12) the Purchase Agreement; and

                   (13) the Owner Participant Guaranty Agreement.

               (vi) A Uniform Commercial Code financing statement or statements covering all of the security interests created by or pursuant to the Granting Clause of the Trust Indenture shall have been executed and delivered by the Owner Trustee and the Indenture Trustee, and such financing statement or statements shall have been duly filed in all places necessary or advisable, and any additional Uniform Commercial Code financing statements deemed advisable by the Owner Participant or the Original Loan Participant shall have been executed and delivered by Lessee, the Indenture Trustee or the Owner Trustee and duly filed.

               (vii) Each Participant and the Indenture Trustee shall have received the following, in each case in form and substance satisfactory to it, provided that only the Owner Participant shall receive a copy of the Purchase Agreement which shall be delivered to and retained by the Owner Trustee (the Owner Trustee and the Original Loan Participant and their respective counsel may inspect the Purchase Agreement prior to the Delivery Date but thereafter shall not have access to the same unless a Default or Event of Default under the Lease shall have occurred and be continuing):

                   (1) a certified copy of the Certificate of Incorporation and By-Laws of Lessee and a copy of resolutions of the board of directors of Lessee or the executive committee thereof, certified by the Secretary or an Assistant Secretary of Lessee, duly authorizing the execution, delivery and performance by Lessee of this Agreement, the Lease, the Owner Trustee's Purchase Agreement, the Tax Indemnity Agreement and each other document required to be executed and delivered by Lessee on the Delivery Date in accordance with the provisions hereof and thereof;

                   (2) such other documents and evidence with respect to Lessee, the Manufacturer, the Owner Trustee, the Indenture Trustee, the Participants and the Owner Participant Guarantor, as the Original Loan Participant or the Owner Participant, or their respective counsel, may reasonably request in order to establish the authority of such parties to consummate the transactions contemplated by this Agreement, the taking of all corporate proceedings in connection therewith and the compliance with the conditions herein set forth;

                   (3) a certificate of Lessee as to the Person or persons authorized to execute and deliver this Agreement, the other Lessee Documents, and any other documents to be executed on behalf of Lessee in connection

                                          [Participation Agreement (1994 737 B)]


          with the transactions contemplated hereby and as to the signature of such person or persons;

                   (4) a copy of the Purchase Agreement certified by the Secretary or an Assistant Secretary of Lessee as being a true and accurate copy of the same with all amendments attached thereto that relate to the Manufacturer's warranties or related obligations or any right in such Purchase Agreement assigned by Lessee to the Owner Trustee pursuant to the Owner Trustee's Purchase Agreement; and

                   (5) a copy of the general authorizing resolutions of the boards of directors (or executive committees) or other satisfactory evidence of authorization of the Indenture Trustee, the Owner Trustee, the Owner Participant and the Owner Participant Guarantor, certified as of the Delivery Date by the Secretary or an Assistant Secretary of the Indenture Trustee, the Owner Trustee, the Owner Participant and the Owner Participant Guarantor, respectively, which authorize the execution, delivery and performance by the Indenture Trustee, the Owner Trustee, the Owner Participant and the Owner Participant Guarantor of all of the Operative Documents to which it is a party, together with such other documents and evidence with respect to the Indenture Trustee, the Owner Trustee, the Owner Participant and the Owner Participant Guarantor as either the Original Loan Participant (or its counsel) or the Owner Participant (or its counsel) may reasonably request in order to establish the consummation of the transactions contemplated by this Agreement, the taking of all corporate proceedings in connection therewith and compliance with the conditions herein set forth; provided, this clause shall not be a condition precedent as to any Participant as to documents to be provided by that Participant.

               (viii) All appropriate action required to have been taken by the Federal Aviation Administration, or any governmental or political agency, subdivision or instrumentality of the United States, prior to the Delivery Date in connection with the transactions contemplated by this Agreement shall have been taken, and all orders, permits, waivers, authorizations, exemptions and approvals of such entities required to be in effect on the Delivery Date in connection with the transactions contemplated by this Agreement shall have been issued, and all such orders, permits, waivers, authorizations, exemptions and approvals shall be in full force and effect on the Delivery Date.

               (ix) On the Delivery Date, the following statements shall be true, and the Participants and the Indenture Trustee shall have received evidence satisfactory to each of them to the effect that:

                                          [Participation Agreement (1994 737 B)]


                   (1) the Owner Trustee has good and marketable title (subject to filing and recording of the Owner Trustee's FAA Bill of Sale with the Federal Aviation Administration) to the Aircraft, free and clear of Liens other than the rights of Lessee under the Lease and Lease Supplement covering the Aircraft, the mortgage and security interest created by the Trust Indenture, the rights of the Owner Participant under the Trust Agreement and the Trust Supplement and Liens permitted by clause (iii) (solely for Taxes not yet due) of Section 6 of the Lease;

                   (2) application for registration of the Aircraft in the name of the Owner Trustee (together with any required affidavits) and the Owner Trustee's FAA Bill of Sale have been duly filed with the FAA;

                   (3) the Trust Agreement, the Trust Indenture and the Trust Supplement and the Lease and the Lease Supplement have been duly filed with the FAA for recordation;

                   (4) the Owner Trustee, as lessor under the Lease Agreement, and the Indenture Trustee, as assignee thereof, is entitled to the protection of Section 1110 of the Bankruptcy Code in connection with its right to take possession of the Airframe and Engines in the event of a case under Chapter 11 of the Bankruptcy Code in which Lessee is a debtor; and

                   (5) the Aircraft has been duly certified by the FAA as to type and airworthiness in accordance with the terms of the Lease and has a current, valid U.S. standard certificate of airworthiness issued by the FAA.

               (x) On the Delivery Date, (A) the respective representations and warranties of Lessee, the Owner Participant and the Owner Trustee contained in Sections 7 and 8 of this Agreement and in the Tax Indemnity Agreement, and of the Owner Participant Guarantor contained in the Owner Participant Guaranty Agreement shall be true and accurate as though made on and as of such date except to the extent that such representations and warranties relate solely to an earlier date (in which case such representations and warranties shall be true and accurate on and as of such earlier date), (B) no event shall have occurred and be continuing, or would result from the purchase, sale, lease or mortgage of the Aircraft, which constitutes (or would, with the passage of time or the giving of notice or both, constitute) an Event of Default as defined in the Lease or the Trust Indenture, and (C) no event shall have occurred that might have the effect of materially and adversely affecting the ability of Lessee to carry on its business as conducted on June 30, 1994 or to perform its obligations under the Operative Documents except for such matters timely disclosed in press releases issued by UAL Corporation or Lessee or in public filings, effective as of the date hereof, with the

                                          [Participation Agreement (1994 737 B)]


     Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, by UAL Corporation or Lessee;

               (xi) The Participants shall have received an opinion addressed to the Participants, the Indenture Trustee, and the Owner Trustee from (a) Francesca M. Maher, Vice President-Law and Corporate Secretary for Lessee, in substantially the form of Schedule III-1(a) hereto and (b) Vedder, Price, Kaufman & Kammholz, special counsel to the Lessee, in substantially the form of Schedule III-1(b) hereto.

               (xii) The Participants shall have received an opinion addressed to the Participants, the Owner Trustee, the Indenture Trustee and Lessee from counsel to the Manufacturer, in substantially the form of Schedule III-2 hereto.

               (xiii) The Participants shall have received an opinion addressed to the Participants, the Indenture Trustee, the Owner Trustee and Lessee, from Ray, Quinney & Nebeker, special counsel for the Owner Trustee, in substantially the form of Schedule III-3 hereto.

               (xiv) The Original Loan Participant shall have received an opinion addressed to the Indenture Trustee, the Original Loan Participant, the Owner Trustee and Lessee from (a) Dewey Ballantine, special counsel to the Owner Participant and the Owner Participant Guarantor, in substantially the form of Schedule III-4(a) hereto and (b) Michael Zuckert, Esq., Counsel to the Owner Participant and Counsel to the Owner Participant Guarantor in substantially the form of Schedule III-4(b) hereto.

               (xv) The Participants shall have received an opinion addressed to the Participants, the Indenture Trustee, the Owner Trustee and Lessee, from Crowe & Dunlevy, P.C., special counsel in Oklahoma City, Oklahoma, in substantially the form of Schedule III-5 hereto.

               (xvi) The Participants shall have received an opinion addressed to the Participants, the Owner Trustee and Lessee from Bingham, Dana & Gould, special counsel for the Indenture Trustee, in substantially the form of Schedule III-6 hereto.

               (xvii)  [Intentionally Omitted.]

               (xviii) The Participants and the Indenture Trustee shall have received a certificate signed by the President or any Vice President of Lessee, dated the Delivery Date, addressed to the Participants and the Indenture Trustee and certifying as to the fulfillment of all conditions in this Section 4(a) insofar as they relate to Lessee and as to the matters stated in paragraphs (viii), (x) (insofar as it relates to Lessee), (xxii) and (xxiii) (to the knowledge of Lessee, except in regard to matters relating to the

                                          [Participation Agreement (1994 737 B)]


     Participants, Indenture Trustee or the Owner Trustee, in which event such representation shall be to the knowledge of Lessee without any investigation whatsoever) of this Section 4(a).

               (xix) (a) The Owner Participant shall, by making its Commitment available as provided in Section 1(b)(ii) of this Agreement, (b) the Indenture Trustee shall by authenticating the Certificates issued on the Delivery Date and (c) the Owner Trustee shall, by accepting the Owner Trustee's Bill of Sale and the Owner Trustee's FAA Bill of Sale, be respectively deemed to have reaffirmed as of the Delivery Date the representations and warranties made by it in Section 8 of this Agreement.

               (xx) The Owner Participant shall have received an opinion, in form and substance reasonably satisfactory to the Owner Participant, from BK Associates, independent aircraft appraisers, or such other recognized aircraft appraiser selected by the Owner Participant, to the effect that
     (A) the Aircraft will have, at the end of the Basic Term, (i) at least 20% of its economic life remaining and (ii) a fair market value of at least 20% of Lessor's Cost (without taking into account any increase or decrease for inflation or deflation during the Interim Term and the Basic Term and assuming the Aircraft is in compliance with the provisions of Section 5 of the Lease); (B) the fair market value of the Aircraft on the Delivery Date is equal to Lessor's Cost; (C) the EBO Percentage equals or exceeds a reasonable current estimate of the fair market value (taking into account inflation and deflation) of the Aircraft on the EBO Date; and (D) on the Delivery Date, the Aircraft will not require any improvements, modifications or additions (other than ancillary items of removable equipment of a kind customarily selected and furnished by purchasers or lessees of similar aircraft) in order to be rendered complete for its intended use by the Lessee.

               (xxi) The Participants and the Indenture Trustee shall have received an independent insurance broker's report, and certificates of insurance, in form and substance reasonably satisfactory to the Participants, as to the due compliance with the terms of Section 11 of the Lease relating to insurance with respect to the Aircraft.

               (xxii) On the Delivery Date, it shall be true that no Event of Loss (or event which with the passage of time or the giving of notice or both would become an Event of Loss) with respect to the Airframe or any Engine has occurred.

               (xxiii) No action or proceeding shall have been instituted nor shall any governmental action be threatened before any court or governmental agency, nor shall any order, judgment or decree have been issued or proposed to be issued by any court or governmental agency at the time of the Delivery Date to set aside, restrain, enjoin or prevent the completion and consummation of this Agreement or the transactions contemplated hereby.

                                          [Participation Agreement (1994 737 B)]



               (xxiv) The respective representations and warranties of the Indenture Trustee and the Original Loan Participant contained in Section 8 hereof shall be true and accurate as of the Delivery Date as though made on and as of such date except to the extent that such representations and warranties relate solely to an earlier date (in which event such representations and warranties shall have been true and accurate on and as of such earlier date) and Lessee and each Participant shall have received a certificate signed by the Chairman of the Board, the President, any Vice President or any Assistant Vice President of the Indenture Trustee certifying as to the foregoing matters with respect to the Indenture Trustee; by making available its Commitment, the Original Loan Participant shall be deemed to have reaffirmed the representations and warranties made by it in such Section 8.

               (xxv) The Owner Participant shall have received from Dewey Ballantine, special counsel to the Owner Participant, a favorable opinion, in form and substance satisfactory to the Owner Participant, with respect to certain income tax aspects of the transactions contemplated by the Operative Documents.

               (xxvi) In the opinion of the Owner Participant and its special counsel, there shall have been, since September 1, 1994, no actual or proposed amendment, modification, addition, or change in or to (A) the provisions of the Code (including for this purpose, any non-Code provisions of legislation affecting the Code such as transition rules or effective date provisions), (B) the regulations promulgated under the Code (including temporary regulations), (C) Internal Revenue Service Revenue Procedures or Revenue Rulings, or other administrative interpretations, (D) applicable judicial precedents, (E) any New York state or city taxes or (F) or Executive Orders of the President of the United States, in each case as in effect on the date hereof, the effect of which might adversely affect the Owner Participant's Net Economic Return.

               (xxvii) The Original Loan Participant shall have received a copy of the opinion from BK Associates referred to in (xx) above (without regard to the form and substance thereof, except that such opinion shall be in form and substance reasonably satisfactory to the Original Loan Participant to the effect that the fair market value of the Aircraft on the Delivery Date is at least equal to Lessor's Cost).

               (xxviii) If the Original Loan Participant is required to execute any form or document in order for payments to it to qualify for exemption from, or reduction of, withholding tax imposed by the United States Government in respect to such payments, such Original Loan Participant shall have executed such form or document (including, without limitation, United States Internal Revenue Forms 1001, W-8 and/or 4224) and delivered it to the Indenture Trustee in accordance with applicable regulations to qualify for such exemption or reduction.

                                          [Participation Agreement (1994 737 B)]


          Promptly upon the registration of the Aircraft and the recording of the Lease, the Trust Indenture, the Trust Agreement, the Lease Supplement and the Trust Supplement covering the Aircraft pursuant to the Transportation Code, Lessee will cause Crowe & Dunlevy, P.C., special counsel in Oklahoma City, Oklahoma, to deliver to the Owner Participant, the Indenture Trustee, the Original Loan Participant, the Owner Trustee and Lessee an opinion as to the due and valid registration of the Aircraft in the name of the Owner Trustee, the due recording of the Owner Trustee's FAA Bill of Sale, the Trust Indenture, the Lease Supplement, the Trust Supplement, the Lease and the Trust Agreement and the lack of filing of any intervening documents with respect to the Aircraft.

          (b) Conditions Precedent to the Obligations of Lessee. It is agreed that the obligations of Lessee (A) to participate in the sale of the Aircraft to the Owner Trustee, (B) to accept delivery of the Aircraft under the Lease and
(C) to enter into the other Lessee Documents, are all subject to the fulfillment to the satisfaction of Lessee prior to or on the Delivery Date of the following conditions precedent:

              (i) The conditions specified in Sections 4(a)(iii), 4(a)(iv), 4(a)(viii), 4(a)(xxii), 4(a)(xxiii) and 4(a)(xxviii) hereof shall have been satisfied, unless such nonsatisfaction is the result of the actions of Lessee.

              (ii) Those documents described in Section 4(a)(v) shall have been duly authorized, executed and delivered by the respective party or parties thereto (other than Lessee) in the manner specified in Section 4(a)(v), shall each be satisfactory in form and substance to Lessee, shall be in full force and effect on the Delivery Date, and an executed counterpart of each thereof (other than the Certificates) shall have been delivered to Lessee or its counsel.

              (iii) Lessee shall have received a copy of the general authorizing resolutions of the boards of directors (or executive committees) or other satisfactory evidence of authorization of the Indenture Trustee, the Owner Trustee, the Owner Participant and the Owner Participant Guarantor, certified as of the Delivery Date by the Secretary or an Assistant Secretary of the Indenture Trustee, the Owner Trustee, the Owner Participant and the Owner Participant Guarantor, respectively, which authorize the execution, delivery and performance by the Indenture Trustee, the Owner Trustee, the Owner Participant and the Owner Participant Guarantor of all the Operative Documents to which it is a party, together with such other documents and evidence with respect to the Indenture Trustee, the Owner Trustee, the Owner Participant and the Owner Participant Guarantor as Lessee or its counsel may reasonably request in order to establish the consummation of the transactions contemplated by this Agreement, the taking of all corporate proceedings in connection therewith and compliance with the conditions herein set forth.

                                          [Participation Agreement (1994 737 B)]


               (iv) The respective representations and warranties of the Participants, the Indenture Trustee and the Owner Trustee contained in
     Section 8 hereof and of the Owner Participant Guarantor contained in the Owner Participant Guaranty Agreement shall be true and accurate as of the Delivery Date as though made on and as of such date except to the extent that such representations and warranties relate solely to an earlier date (in which event such representations and warranties shall have been true and accurate on and as of such earlier date) and Lessee shall have received a certificate signed by the Chairman of the Board, the President, any Vice President or any Assistant Vice President or other authorized representative of the Indenture Trustee, the Owner Participant and the Owner Trustee, respectively, certifying as to the foregoing matters with respect to the Indenture Trustee, the Owner Participant and the Owner Trustee, respectively.

               (v) Lessee shall have received the opinions set forth in Sections 4(a)(xii), 4(a)(xiii), 4(a)(xiv), 4(a)(xv) and 4(a)(xvi), in each case addressed to Lessee and dated the Delivery Date.

               (vi) No change shall have occurred after the date of the execution and delivery of this Agreement in applicable law or regulations thereunder or interpretations thereof by appropriate regulatory authorities which, in the opinion of Lessee, would make it a violation of law or regulations for Lessee to enter into any transaction contemplated by the Operative Documents.

               (vii) In the opinion of Lessee and its counsel, there shall have been, since September 1, 1994, no actual or proposed amendment, modification, addition or change in or to the Code (including for this purpose, any non-Code provisions of legislation affecting the Code such as transition rules or effective date provisions) and the regulations promulgated under the Code (including temporary regulations), Internal Revenue Service Revenue Procedures or Revenue Rulings, or other administrative interpretations, applicable judicial precedents or Executive Orders of the President of the United States which might give rise to an indemnity obligation under any of the Operative Documents, or as a result of which any adjustments to the Lease payments are requested by the Owner Participant which, in the Lessee's opinion, make the Lease become uneconomic to the Lessee.

               (viii) Lessee shall have received a copy of the opinion from BK Associates referred to in (xx) of Section 4(a) (without regard to the form and substance thereof, except that such opinion shall be in form and substance reasonably satisfactory to Lessee to the effect that the fair market value of the Aircraft on the Delivery Date is at least equal to Lessor's Cost).

          SECTION 5. Confidentiality of Purchase Agreement. Lessor, the Participants, and the Indenture Trustee shall keep the Purchase Agreement confidential and shall not disclose

                                          [Participation Agreement (1994 737 B)]


the same to any Person, except (A) to prospective and permitted transferees of Lessor's, the Original Loan Participant's, the Owner Participant's or the Indenture Trustee's interest who agree to hold such information confidential,
(B) to the aforementioned prospective and permitted transferees', Lessor's, the Original Loan Participant's, the Owner Participant's or the Indenture Trustee's counsel or special counsel, independent insurance brokers or other agents who agree to hold such information confidential, (C) as may be required by any statute, court or administrative order or decree or governmental ruling or regulation, including Federal or state banking examiners or tax auditors or (D) as may be necessary or desirable for purposes of protecting the interest of any such Person or for enforcement of the Lease by Lessor, the Participants or the Indenture Trustee; provided, however, that any and all disclosures of all or any part of the Purchase Agreement which are permitted by (C) or (D) above shall be made only to the extent necessary to meet the specific requirements or needs of the Persons to whom such disclosures are hereby permitted.

          SECTION 6. Extent of Interest of Holders. No Holder shall have any further interest in, or other right with respect to, the mortgage and security interests created by the Trust Indenture when and if the Original Amount of, Break Amount, if any, and interest on all Certificates held by such Holder and all other sums payable to such Holder hereunder, under the Trust Indenture and under such Certificates shall have been paid in full. Each Holder by its acceptance of a Certificate, agrees that it will look solely to the income and proceeds from the Indenture Estate to the extent available for distribution to such Holder as provided in Section 2.03 of the Trust Indenture and that neither the Owner Participant nor the Owner Trustee shall be personally liable to any Holder for any amounts payable under the Certificates, the Trust Indenture, hereunder, or under any other Operative Documents (including, without limitation, amounts payable as Break Amount, if any), except as expressly provided in this Agreement or (in the case of the Owner Trustee) in the Trust Indenture.

          SECTION 7. Lessee's Representations, Warranties and Indemnitees. (a) In General. Lessee represents and warrants that as of the Delivery Date:

               (i) Lessee is a corporation duly organized and validly existing in good standing pursuant to the laws of the State of Delaware; is duly qualified to do business as a foreign corporation in each jurisdiction in which its operations or the nature of its business requires, except where the failure to be so qualified would not have a material adverse effect on Lessee or its business; is a "citizen of the United States" and an "air carrier" within the meaning of the Transportation Code operating under certificates issued under Section 41102 of such Code; holds all material licenses, certificates, permits and franchises from the appropriate agencies of the United States of America and/or all other governmental authorities having jurisdiction, necessary to authorize Lessee to engage in air transport and to carry on scheduled passenger service, in each case as presently conducted; has its chief executive office (as such term is defined in Article 9 of the Uniform Commercial Code) in Elk Grove Township, Illinois; and has the corporate

                                          [Participation Agreement (1994 737 B)]


     power and authority to conduct its business as it is presently being conducted, to hold under lease the Aircraft and to enter into and perform its obligations under the Lessee Documents;

               (ii) the execution, delivery and performance by Lessee of the Lessee Documents will, on the Delivery Date, have been duly authorized by all necessary corporate action on the part of Lessee, do not require any stockholder approval, or approval or consent of any trustee or holders of any indebtedness or obligations of Lessee except such as have been duly obtained or by the Delivery Date will have been duly obtained, the Lessee Documents have been duly executed and delivered by Lessee and none of such Lessee Documents contravenes any law, judgment, governmental rule, regulation or order binding on Lessee or the certificate of incorporation or by-laws of Lessee or contravenes the provisions of, or constitutes a default under, or results in the creation of any Lien (other than Permitted Liens) upon the property of Lessee under, its certificate of incorporation or bylaws, or any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, bank loan or credit agreement or other agreement or instrument to which Lessee is a party or by which it or its properties may be bound or affected;

               (iii) neither the execution and delivery by Lessee of the Lessee Documents nor the performance by Lessee of its obligations thereunder require the consent or approval of, the giving of notice to, or the registration with, or the taking of any other action in respect of any federal, state or foreign government authority or agency, except for (A) the orders, permits, waivers, exemptions, authorizations and approvals of the regulatory authorities having jurisdiction over the operation of the Aircraft by Lessee, which orders, permits, waivers, exemptions, authorizations and approvals have been duly obtained or will on or prior to the Delivery Date be duly obtained, and will on the Delivery Date be in full force and effect, (B) the registration of the Aircraft referred to in
     Section 4(a)(ix)(2) and (C) any normal periodic and other reporting requirements under the applicable rules and regulations of the FAA to the extent required to be given or obtained only after the Delivery Date;

               (iv) each of the Lessee Documents will upon execution thereof constitute legal, valid and binding obligations of Lessee enforceable against Lessee in accordance with the terms thereof;

               (v) there are no pending or threatened actions or proceedings before any court or administrative agency which individually (or in the aggregate in the case of any group of related lawsuits) is expected to have a material adverse effect on the financial condition of Lessee or the ability of Lessee to perform its obligations under the Lessee Documents;

                                          [Participation Agreement (1994 737 B)]


               (vi) except for (A) the registration of the Aircraft pursuant to the Transportation Code, (B) the filing for recording pursuant to said Code of the Trust Agreement, the Lease with the Lease Supplement covering the Aircraft, the Trust Indenture and the Trust Supplement attached thereto and made a part thereof, and the Owner Trustee's FAA Bill of Sale, (C) the filing of financing statements (and continuation statements at periodic intervals) with respect to the security and other interests created by such documents under the Uniform Commercial Codes of Illinois and Utah (which financing statements Lessee has caused to be presented in due form for filing with the appropriate filing office in the States of Illinois and
     Utah) and such other states as may be specified in the opinion furnished pursuant to Section 4(a)(xi) hereof and (D) the taking of possession by the Indenture Trustee of the original counterparts of the Lease and the Lease Supplement covering the Aircraft, no further action, including any filing or recording of any document (including any financing statement in respect thereof under Article 9 of the Uniform Commercial Code of any applicable jurisdiction), is necessary or advisable in order to establish and perfect the Owner Trustee's title to and interest in the Aircraft as against Lessee and the Indenture Trustee's first priority security interest in the Aircraft as against the Owner Trustee, and in each case as against any third parties in any applicable jurisdictions in the United States;

               (vii) there has not occurred any event which constitutes a Default or an Event of Default under the Lease which is presently continuing and there has not occurred any event which constitutes or would, with the passage of time or the giving of notice, or both, constitute an Event of Loss with respect to the Airframe or any Engine;

               (viii) the statements of financial position of Lessee as of December 31, 1993 and June 30, 1994 and the related statements of earnings and cash flow of Lessee for the year and six months then ended, copies of which have been furnished to the Participants, fairly present the financial condition of Lessee as at such dates and the results of operations and cash flow of Lessee for the periods ended on such dates, in accordance with generally accepted accounting principles consistently applied (except as may be stated in the notes thereto), and subject in the case of the June 30, 1994 statements, to normal year-end audit adjustments, and since June 30, 1994, there has been no material adverse change in such condition or operations, except for such matters timely disclosed in press releases issued by UAL Corporation or Lessee or in public filings, effective as of the date hereof, with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, by UAL Corporation or Lessee;

               (ix) the Owner Trustee will receive good and marketable title to the Aircraft from Lessee free and clear of all Liens, except the rights of Lessee under the Lease and the Lease Supplement covering the Aircraft, the Lien of the Trust Indenture, the beneficial interest of the Owner Participant in the Aircraft, and the Liens permitted by clauses (ii) and
     (iii) of Section 6 of the Lease;

                                          [Participation Agreement (1994 737 B)]


               (x) none of the proceeds from the issuance of the Certificates or from the acquisition by the Owner Participant of its beneficial interest in the Trust Estate will be used directly or indirectly by Lessee to purchase or carry any "margin stock" as such term is defined in Regulation G or U of the Board of Governors of the Federal Reserve System;

               (xi)   neither Lessee nor anyone acting on behalf of Lessee has
     (A) directly or indirectly offered any interest in the Trust Estate for sale to, or solicited any offer to acquire any of the same from, anyone other than the Owner Participant, and not more than five (5) other institutions believed capable of evaluating and bearing the risks of investment in the transactions contemplated hereby, (B) directly or indirectly offered any Certificates or any similar security for sale to, or solicited any offer to acquire any of the same from, anyone other than the Original Loan Participant and not more than five (5) other institutions believed capable of evaluating and bearing the risks of investment in the transactions contemplated hereby, or (C) taken any action which would require the Certificates to be registered pursuant to the Securities Act of 1933, as amended or (D) filed or published, or caused to be filed or published, any financing statement or similar statement or notice under the Uniform Commercial Code in effect in any jurisdiction or any state or local fraudulent conveyance or analogous statute or ordinance describing any portion of the Trust Estate, other than filings referred to in Section 4(a)(vi) hereof and such other filings, notices or publications as shall have been approved by counsel to the Owner Participant and the Original Loan Participant prior to the filing or publication thereof;

               (xii) Lessee is not in default in the performance of any term or condition of the Owner Trustee's Purchase Agreement, and is not in default in the performance of any term or condition of the Purchase Agreement which materially adversely impairs the transactions contemplated hereby;

               (xiii) no governmental approval of any kind is required of the Owner Participant, the Original Loan Participant, the Owner Trustee or the Indenture Trustee for their respective execution of or performance under this Agreement or any agreement contemplated hereby solely by reason of any fact or circumstance peculiar to: (a) Lessee, (b) the nature of the Aircraft, or (c) Lessee's proposed operations or use of the Aircraft;

               (xiv) all sales or use tax then due and for which Lessee is responsible pursuant to Section 7(b)(i) hereof shall have been paid, other than such taxes which are being contested by Lessee in good faith and by appropriate proceedings so long as such proceedings do not involve any material risk of the sale, forfeiture or loss of the Aircraft;

               (xv) the Aircraft has been duly certified by the FAA as to type and airworthiness;

                                          [Participation Agreement (1994 737 B)]


               (xvi) Owner Trustee, as lessor under the Lease, and the Indenture Trustee, as assignee thereof, are entitled to the protection of
     Section 1110 of the Bankruptcy Code in connection with its right to take possession of the Airframe and Engines in the event of a case under Chapter 11 of the Bankruptcy Code in which Lessee is a debtor; and

               (xvii) neither Lessee nor any subsidiary of Lessee is an "investment company" or a company "controlled by an investment company" within the meaning of the Investment Company Act of 1940, as amended.

          (b) General Tax Indemnity. (i) Indemnity. Lessee agrees that each payment of Rent pursuant to the Lease shall be free of all withholding with respect to Taxes of any nature whatsoever, and in the event that the Lessee shall be required by applicable law to make any such withholding for any such payment, (x) Rent payable shall be increased so that after making all required withholdings the Indemnitee receives an amount equal to the Rent it would have received had such withholdings not been made, (y) the Lessee shall make such withholdings and (z) the Lessee shall pay the full amount withheld to the relevant taxing authority in accordance with applicable law. If for any reason, the Lessee is required to make any payment to a taxing authority or to any Indemnitee as a result of the application of the preceding sentence or otherwise that relates to or is a result of any Tax imposed on or with respect to any Indemnitee which Tax (in whole or in part) is not the responsibility of the Lessee under the terms of this Section 7(b), then such Indemnitee shall, within 30 days after receipt of notice of payment of the Tax and appropriate payment documentation with respect thereto, reimburse the Lessee in accordance with
Section 7(b)(viii). Except as provided in Section 7(b)(ii) hereof, whether or not any of the transactions contemplated herein are consummated, Lessee shall pay when due and assume liability for, and protect, save and shall indemnify and hold harmless each Indemnitee (except that for purposes of this Section 7(b) an Indemnitee shall not include any Holder other than any Original Loan Participant and any Person who has purchased a participation in a Certificate held by any Original Loan Participant) from and against (x) any and all Taxes howsoever imposed against any Indemnitee, Lessee or all or any part of the Aircraft, the Airframe, the Engines, the Parts or any part thereof or otherwise by any federal, state or local government or other taxing authority in the United States or by any foreign government or any political subdivision or taxing authority thereof or by any territory or possession of the United States or by any international authority upon or in connection with, relating to, or measured by (A) the assembly, manufacture, construction, substitution, improvement, location, conditioning, installation, financing, refinancing, purchase, acquisition, acceptance, delivery, nondelivery, transport, ownership, registration, reregistration, possession, repossession, control, operation, use, maintenance, repair, replacement, insuring, sale, return, abandonment, storage, redelivery, leasing, subleasing, modification, rebuilding of, transfer of title to, transfer of registration of, rejection, importation, mortgaging, exportation or disposition of, or the imposition of any Lien (or the incurrence of any liability to refund or pay over any amount as the result of any Lien) on, the Aircraft, the Airframe, the Engines, the Parts or any part thereof, (B) the rentals, receipts or earnings from the Aircraft, the Airframe, the Engines, the Parts or any part thereof, (C) any

                                          [Participation Agreement (1994 737 B)]


amount paid or payable pursuant to any Operative Documents or any document related thereto or the property or the income or other proceeds with respect to any of the property held in the Trust Estate or the Indenture Estate, (D) the Aircraft, the Airframe, the Engines, the Parts or any part thereof or any contract relating to the manufacture, construction, acquisition or delivery thereof, (E) any or all of the Operative Documents, or the issuance of the Certificates (or the refinancing thereof) and any other documents contemplated hereby or thereby and amendments and supplements hereto and thereto which have been approved by Lessee or the execution, delivery, recording or performance of any thereof or the issuance, acquisition, holding or subsequent transfer thereof, (F) the payment of the Original Amount of, or interest, Break Amount on, or other amounts payable with respect to, the Certificates, (G) otherwise with respect to or in connection with the transactions contemplated by the Operative Documents, or (H) any change in the Owner Trustee or the situs of the Trust Estate made pursuant to Sections 8(e) or 14 hereof; and (y) any reasonable out-of-pocket costs and expenses fairly attributed to any of the foregoing incurred by any Indemnitee.

               (ii) Exclusions from General Tax Indemnity. The provisions of
     Section 7(b)(i) shall not apply:

                    (1) in the case of an Indemnitee which is the Owner Participant, the Owner Trustee, the Trust Estate, or a successor, assign, or Affiliate of any thereof, to any Income Tax (as defined in Section 7(b)(xii) hereof) imposed by (A) the United States Federal government, (B) any state or local taxing jurisdiction or authority in the United States or (C) any foreign government or any political subdivision or taxing authority thereof or by any territory or possession of the United States or by any international authority other than (I) with respect to any jurisdiction in which such Indemnitee is not otherwise doing business or maintaining an office, any Income Taxes imposed as a result of the operation of the Aircraft to or in such jurisdiction or the transactions contemplated by the Operative Documents, or (II) with respect to any jurisdiction in which such Indemnitee is otherwise doing business or maintaining an office, any Income Taxes to the extent such Income Taxes exceed the Income Taxes which would have been due had the Aircraft not been operated to or in such jurisdiction;

                    (2) in the case of an Indemnitee which is a Holder or any successor, assign, or Affiliate thereof, to Income Taxes or transfer taxes relating to any payments of principal, interest, or Break Amount, if any, on the Certificates, or to a Holder, imposed by any government or taxing authority;

                    (3) to any Tax imposed on an Indemnitee which is the Owner Participant, the Owner Trustee, or the Trust Estate, or any successor, assign or Affiliate of any thereof, as a result of a voluntary transfer or disposition by such

                                          [Participation Agreement (1994 737 B)]


          Indemnitee including, without limitation, the revocation of the trust created by the Trust Agreement or an involuntary transfer or disposition relating to bankruptcy or similar proceedings of all or any portion of its respective equitable or legal ownership interest in the Aircraft, the Airframe, the Engines, the Parts or any part thereof, the Trust Estate or the Operative Documents, unless such transfer or disposition, whether or not voluntary or involuntary, shall occur, (A) during a period when an Event of Default has occurred and is continuing under the Lease at the time of transfer or disposition and such transfer is as a result of such Event of Default, or (B) in connection with the termination of the Lease or action or direction of the Lessee pursuant to Sections 7, 8, 9, 10 or 19 thereof;

                    (4) to any Tax imposed on any Indemnitee which is a Holder, the Indenture Trustee or the Indenture Estate or any successor, assign or Affiliate of any thereof, as a result of a voluntary or involuntary transfer or other disposition of all or any portion of its respective equitable or legal interests in the Trust Estate or the Indenture Estate or the Operative Documents unless, in each case, such transfer or disposition shall occur (A) during a period when a Default or an Event of Default has occurred and is continuing under the Lease at the time of transfer or disposition and such transfer or disposition is a result of such Default or Event of Default, or (B) in connection with the termination of the Lease or action or direction of the Lessee pursuant to Sections 7, 8, 9, 10 or 19 thereof;

                    (5) to any Tax imposed on the Owner Participant, Trust Estate or Owner Trustee which results from the willful misconduct or gross negligence of (i) to the extent imposed on the Owner Participant or Trust Estate, the Owner Participant or (ii) to the extent imposed on the Owner Trustee, the Owner Trustee;

                    (6) to any Tax imposed on an Indemnitee which is a Holder, the Indenture Trustee or the Indenture Estate which results from the willful misconduct or gross negligence of such Indemnitee;

                    (7) to any Tax based on or measured by any fees received by the Owner Trustee or the Indenture Trustee in connection with any transaction contemplated by the Operative Documents;

                    (8) so long as no Event of Default or event which, with the passage of time or the giving of notice or both, would become an Event of Default, shall be continuing, to any Tax imposed with respect to
          (A) any period after the expiration of the Term and, unless purchased by the Lessee, return of the Airframe and Engines in accordance with
          Section 5 of the Lease, (B) the earlier discharge in full of Lessee's obligation to pay the Stipulated Loss Value or the

                                          [Participation Agreement (1994 737 B)]


          Termination Value and all other amounts due under the Lease or (C) placement in storage or parking of the Aircraft pursuant to Section 5(d) of the Lease; provided, however, that this Section 7(b)(ii)(8) shall not apply to any Tax (x) relating to events or conditions occurring or matters arising upon or prior to such expiration, discharge, storage or parking, or (y) imposed on or with respect to any payments of Tax indemnified hereunder which are due after such expiration, discharge, storage or parking until after such payments have been made;

                    (9) in the case of an Indemnitee which is the Indenture Estate or any Holder, or any successor, assign or Affiliate of either thereof, to any Tax in the nature of an intangible or similar tax upon or with respect to the value of the interest of the Indenture Estate or such Holder, as the case may be, in any of the Certificates imposed by any government or taxing authority;

                    (10) to any Tax imposed on or with respect to a transferee (or subsequent transferee) of an original Indemnitee (A) if such Tax would not have been required or imposed on or with respect to such original Indemnitee, or (B) to the extent such Tax exceeds the amount of Tax that would have been imposed on the original Indemnitee, provided, however, that the exception in this Section 7(b)(ii)(10) shall not apply to any transferee (or subsequent transferee) where such transfer shall have occurred as a result of any Event of Default;

                    (11) to any Tax imposed on the Owner Trustee or an Owner Participant resulting from, or which would not have occurred but for, a Lessor Lien (including for this purpose Liens that would be Lessor Liens but for the proviso to the definition of Lessor Liens);

                    (12) to any Tax which Lessee is contesting in good faith under the provisions of Section 7(b)(iv) until the conclusion of such contest;

                    (13) in the case of an Indemnitee which is the Owner Participant or the Owner Trustee, to any Taxes to the extent imposed by any jurisdiction for and with respect to any activities of such Indemnitee in such jurisdiction which activities are unrelated to the transactions contemplated by the Operative Documents; and

                    (14) to any Tax which has been included in the Lessor's
          Cost.

               The provisions of this Section 7(b)(ii) shall not apply to any Tax imposed in respect of the receipt or accrual of any indemnity payment made by Lessee pursuant to this Section 7(b) or Section 7(c) hereof or pursuant to the Tax Indemnity Agreement; provided, however, that this clause shall not result in any duplication of any amounts of

                                          [Participation Agreement (1994 737 B)]


     any gross-up payable under Section 7(b)(iii) or Section 7(c) hereof or the Tax Indemnity Agreement.

               (iii) Calculation of General Tax Indemnity Payments. Any payment which Lessee shall be required to make to or for the account of any Indemnitee with respect to any Tax which is subject to indemnification under this Section 7(b) shall be in an amount which, after reduction by the amount of all Taxes required to be paid by such Indemnitee in respect of the receipt or accrual of such amount and after consideration of any current savings of such Indemnitee resulting by way of any deduction, credit or other tax benefit attributable to such indemnified Tax that actually reduces any taxes for which Lessee is not actually required to indemnify such Indemnitee pursuant to Section 7(b) hereof or the Tax Indemnity Agreement shall be equal to the payment otherwise required hereunder.

               If, by reason of any Tax payment made to or for the account of an Indemnitee by Lessee pursuant to this Section 7(b), such Indemnitee subsequently realizes a tax deduction, savings or credit (including any foreign tax credit and any reduction in Taxes) not previously taken into account in computing such payment, such Indemnitee shall promptly pay to Lessee an amount equal to the sum of (I) the actual reduction in Taxes, if any, realized by such Indemnitee which is attributable to such deduction, savings or credit and (II) the actual reduction in Taxes realized by such Indemnitee as a result of any payment made by such Indemnitee pursuant to this sentence; provided, however, that such Indemnitee shall not be obligated to make any payment pursuant to this Section 7(b)(iii) to the extent that the amount calculated pursuant to (I) above would exceed (x) the amount of all prior payments (determined without regard to any amount paid in respect of Taxes required to be paid by such Indemnitee in respect of the receipt or accrual of such amounts received by such Indemnitee) from Lessee pursuant to this Section 7(b), less (y) the portion of all prior payments computed pursuant to (I) above by such Indemnitee to Lessee hereunder.

               For purposes of this Section 7(b)(iii) items of foreign Tax of any Indemnitee shall be deemed to be utilized by such Indemnitee as credits or deductions for any taxable year in accordance with the following priorities:

                    First, all available foreign Taxes other than those described below in Second; and

                    Second, all available foreign Taxes arising out of any equipment leasing transaction to the extent that such Indemnitee was indemnified or held harmless for such Taxes by a lessee on a pari passu basis.

               Any Taxes that are imposed on any Indemnitee as a result of the disallowance or reduction of any tax benefit referred to in this subsection as to which

                                          [Participation Agreement (1994 737 B)]


     such Indemnitee has made in full the payment to Lessee required hereby (or as to which such Indemnitee would have made its payment but for Section 7(b)(vii) hereof), in a taxable year subsequent to the utilization by such Indemnitee (including the expiration of any tax credit carryovers or carrybacks of such Indemnitee that would not otherwise have expired) shall be treated as a Tax for which Lessee is obligated to indemnify such Indemnitee pursuant to the provisions of this Section 7(b) without regard to the provisions of Section 7(b)(ii), 7(b)(iv) or the third paragraph of this Section 7(b)(iii).

               (iv) General Tax Indemnity -- Contests. If a written claim shall be made against any Indemnitee for any Tax for which Lessee is obligated pursuant to this Section 7(b), such Indemnitee shall notify Lessee in writing promptly after receipt thereof (as well as the name of independent tax counsel for purposes of this Section 7(b)(iv)) and shall provide Lessee such information regarding such claim as Lessee may reasonably request, but the failure to give such notice or to provide such information shall not diminish Lessee's obligation hereunder unless such failure materially and adversely affects Lessee's ability to (A) require such Indemnitee to contest the Tax or (B) contest the Tax itself (in a case where Lessee cannot require the Indemnitee to contest such Tax).

               If a written claim shall be made for any Tax, other than an Income Tax, for which Lessee is obligated pursuant to this Section 7(b), and under applicable law of the taxing jurisdiction Lessee is allowed to directly contest such Tax and the Tax to be contested is not reflected in a report or return with other Taxes of any Indemnitee and if the Indemnitee determines in good faith that it will not suffer any adverse consequences as a result, then the Lessee shall be permitted, at its expense and in its own name, or, if consented to by the Indemnitee, in the name of such Indemnitee, to contest the imposition of such Tax; provided, however, that Lessee shall not be permitted or entitled to contest any Tax (A) if such contest will result in the risk of an imposition of criminal penalties or a material risk of a sale, forfeiture or loss of the Aircraft, the Airframe, the Engines, the Parts or any part thereof or the creation of any Lien other than Liens for Taxes of Lessee (x) either not yet due or being contested in good faith by appropriate proceedings so long as such proceedings do not involve the risk of an imposition of criminal penalties or the material risk of any sale, forfeiture or loss of the Aircraft, and
     (y) for the payment of which such reserves, if any, as required to be provided under generally accepted accounting principles have been provided and, to the extent permitted by law, shall be entitled to withhold payment during pendency of such contest or (B) if an Event of Default shall have occurred and be continuing, unless the Lessee shall have, at the option of the Owner Participant, either (i) provided security for its obligations hereunder reasonably satisfactory to the Owner Participant by placing in escrow sufficient funds to cover any such contested Tax or (ii) paid such Tax.

               If requested by Lessee in writing (A) within 30 days of Lessee's receipt of notice from an Indemnitee under the first paragraph of this
     Section 7(b)(iv) and (B) with

                                          [Participation Agreement (1994 737 B)]


     respect to a Tax for which Lessee is obligated to indemnify pursuant to this Section 7(b) which is not described in the previous paragraph exclusive of the proviso thereto, such Indemnitee shall in good faith at Lessee's expense contest the imposition of any such Tax. After consulting with Lessee and Lessee's counsel concerning the forum in which the adjustment is most likely to be favorably resolved, such Indemnitee shall, in its sole discretion, select the forum for such contest and determine whether any such contest shall be by (A) resisting payment of such Tax, (B) paying such Tax under protest or (C) paying such Tax and seeking a refund or other repayment thereof. In no event shall such Indemnitee be requested or required to contest the imposition of any Tax for which Lessee is liable under this Section 7(b) unless (I) in Lessee's request to the Indemnitee to contest such Tax, Lessee shall have agreed to pay such Indemnitee on demand all reasonable costs and expenses that such Indemnitee actually incurs in connection with contesting such claim (including, without limitation, all costs, expenses, losses, reasonable legal and accounting fees, disbursements, penalties, interest and additions to tax), (II) such action to be taken will not result in the risk of an imposition of criminal penalties or the material risk of any sale, forfeiture or loss of the Aircraft, or the creation of any Lien other than Liens for Taxes of Lessee
     (x) either not yet due or being contested in good faith by appropriate proceedings so long as such proceedings do not involve the risk of an imposition of criminal penalties or the material risk of any sale, forfeiture or loss of the Aircraft and (y) for the payment of which such reserves, if any, as are required to be provided under generally accepted accounting principles have been provided by Lessee, (III) if such contest shall be conducted in a manner requiring the payment of the claim, Lessee shall have paid the amount required directly to the appropriate authority or made an advance of the amount thereof to such Indemnitee on an interest-free basis and agreed to indemnify the Indemnitee against any additional net after-tax cost to such Indemnitee with respect to such advance, (IV) with regard to an Income Tax on an Indemnitee which is the Owner Participant, the Owner Trustee, the Original Loan Participant, or a successor, assign or Affiliate of such Indemnitee, independent tax counsel selected by such Indemnitee and reasonably satisfactory to the Lessee shall furnish an opinion, prepared at the Lessee's expense, to the effect that there is a reasonable basis to contest such claim, (V) in the case of an Indemnitee which is the Owner Participant or the Owner Trustee, the Original Loan Participant, or a successor, assign or Affiliate of such Indemnitee, prior to the commencement of an administrative appeal Lessee shall have delivered to such Indemnitee a written acknowledgment of Lessee's obligation to indemnify fully such Indemnitee to the extent that the contest is not successful; provided, however, that Lessee will not be bound by its acknowledgment of liability if and to the extent that the contest results in a determination which clearly and unambiguously demonstrates that Lessee is not otherwise liable under this Section 7(b) with respect to such Tax, and (VI) if an Event of Default shall have occurred and be continuing, the Lessee shall have, at the option of such Indemnitee, either (i) provided security for its obligations hereunder reasonably satisfactory to such Indemnitee by placing in escrow sufficient funds to cover any such contested Tax or (ii) paid such Tax.

                                          [Participation Agreement (1994 737 B)]


               If any Indemnitee shall obtain a refund of all or any part of any Tax paid by Lessee such Indemnitee shall pay Lessee an amount equal to the sum of (I) the amount of such refund, including interest received attributable thereto, net of taxes required to be paid by such Indemnitee as a result of any refund received and (II) any tax benefit realized by such Indemnitee as a result of any payment by such Indemnitee made pursuant to this sentence; provided, however, that such amount attributable to (I) above shall not be in excess of the amount of such Tax payment (determined without regard to any amount paid in respect of Taxes required to be paid by such Indemnitee in respect of the receipt or accrual of such payment or advance made by Lessee to such Indemnitee) plus interest received, if any, from the relevant taxing authority with respect to such Tax payment, it being intended that such Indemnitee shall realize a net benefit pursuant to this Section 7(b) only if Lessee shall first have been reimbursed for any payments by it to such Indemnitee pursuant to this Section 7(b) arising from the same Loss. If any Indemnitee shall have paid Lessee any refund of all or part of any Tax paid by Lessee and it is subsequently determined that such Indemnitee was not entitled to the refund, such determination shall be treated as the imposition of a Tax for which Lessee is obligated to indemnify such Indemnitee pursuant to the provisions of this Section 7(b) without regard to Section 7(b)(ii) or Section 7(b)(iv).

               Nothing contained in this Section 7(b)(iv) shall require any Indemnitee to contest, or permit Lessee to contest, a claim with respect to the imposition of any Tax if such Indemnitee shall waive its right to indemnification under this Section 7 with respect to such claim.

               (v) General Tax Indemnity -- Reports. Lessee will provide such information as may be reasonably requested by an Indemnitee or required to enable an Indemnitee to fulfill its tax filing requirements with respect to the transactions contemplated by the Operative Documents. In the event any return, statement or report is required to be made or filed with respect to any Tax imposed on or indemnified against by Lessee under this Section 7(b) (other than with respect to Income Taxes), Lessee shall notify the Indemnitee of such requirement and (i) to the extent permitted by law or required by law, Lessee shall make and file in its own name, and pay the tax shown due on such return, statement or report in such manner as will show the ownership of the Aircraft in the Owner Trustee and furnish the Indemnitee with a copy of such return, statement or report; provided, however, that Lessee shall have no obligation under this clause (i) to the extent such Indemnitee after receipt of Lessee's written request shall have failed to furnish Lessee with such information as is peculiarly within such Indemnitee's control and is necessary to file such returns, statements or reports, (ii) in the case of a return, statement or report required to be in the name of or filed by such Indemnitee, Lessee shall prepare and furnish such return, statement or report for filing by such Indemnitee in such manner as shall be reasonably satisfactory to such Indemnitee and send the same to such Indemnitee for filing no later than 10 Business Days prior to the

                                          [Participation Agreement (1994 737 B)]


     due date; provided, however, that Lessee shall have no obligation under this clause (ii) to the extent such Indemnitee after receipt of Lessee's written request shall have failed to furnish Lessee with such information as is peculiarly within such Indemnitee's control and is necessary to prepare such return, statement or report, and (iii) in the case of a return, statement or report required to reflect items in addition to Taxes imposed on or indemnified against by the Lessee under this Section 7(b), Lessee shall, upon the written request of such Indemnitee, provide such Indemnitee with such information as is within Lessee's reasonable control. Lessee shall hold each Indemnitee harmless from and against any liabilities, including, but not limited to penalties, additions to tax, fines and interest, arising out of any insufficiency or inaccuracy in any such return, statement, report or information if such insufficiency or inaccuracy is attributable to Lessee.

               (vi) General Tax Indemnity -- Payment. Except as provided in
     Section 7(b)(iv) hereof, Lessee shall pay any Tax directly to the appropriate taxing authority if legally permissible and upon demand of an Indemnitee shall pay such Tax and any other amounts due hereunder to such Indemnitee within 20 Business Days of such demand, but in no event shall any such payments be made more than 10 Business Days prior to the date the Tax to which any such payment hereunder relates is due (unless Lessee has not received such demand at least 15 Business Days prior to such date in which case within five Business Days after receipt of such demand), in immediately available funds. Any such demand for payment from an Indemnitee shall specify in reasonable detail, the payment and the facts upon which the right to payment is based. Each Indemnitee shall promptly forward to Lessee any notice, bill or advice received by it concerning any Tax indemnified against hereunder. As soon as practicable after each payment by Lessee of any Tax indemnified against hereunder, Lessee shall furnish the appropriate Indemnitee the original or a certified copy of a receipt for Lessee's payment of such Tax or such other evidence of payment of such Tax as is acceptable to such Indemnitee. Lessee shall also furnish promptly upon request such data as any Indemnitee may reasonably require to enable such Indemnitee to comply with the requirements of any taxing jurisdiction.

               (vii) Application of Payments During Existence of Event of Default or Default. Any amount payable to Lessee pursuant to the terms of this Section 7(b) shall not be paid to or retained by Lessee if at the time of such payment or retention a Default or an Event of Default shall have occurred and be continuing under the Lease or any amounts required to be paid by Lessee hereunder are due and have not been paid. At such time as there shall not be continuing any such Default or Event of Default, such amount shall be paid to the Lessee to the extent not previously applied against Lessee's obligations hereunder as and when due after the Owner Trustee shall have declared the Lease in default pursuant to Section 15 thereof.

               (viii) Reimbursements by Indemnitees Generally. If, for any reason, Lessee is required to make any payment with respect to any Taxes imposed on any Indemnitee in

                                          [Participation Agreement (1994 737 B)]


     respect of the transactions contemplated by the Operative Documents or on the Aircraft, the Airframe, the Engines, the Parts or any part thereof, which Taxes are not the responsibility of Lessee under this Section 7(b), then such Indemnitee shall pay to Lessee an amount which equals the amount paid by Lessee with respect to such Taxes plus interest thereon, computed from the date of payment by Lessee, at the Base Rate.

               (ix) Forms, etc. Each Indemnitee agrees to furnish to Lessee from time to time, at the Lessee's request and expense, such duly executed and properly completed forms as may be necessary or appropriate in order to claim any reduction of or exemption from any withholding tax imposed by any taxing authority in respect of any payments otherwise required to be made by Lessee pursuant to the Operative Documents, which reduction or exemption may be available to such Indemnitee.

               (x) Non-Parties. If an Indemnitee is not a party to this Agreement, Lessee may require the Indemnitee to agree to the terms of this
     Section 7(b) prior to making any payment to such Indemnitee under this
     Section 7(b).

               (xi) Owner Participant. For the purposes of this Section 7(b), the term "Owner Participant" shall mean and include MS Financing Inc. (and its permitted successors and assigns) and where appropriate the affiliated group of corporations (and each member thereof) making a consolidated or combined return of which MS Financing Inc. (and its permitted successors and assigns) is a member.

               (xii) Income Tax. For purposes of this Section 7, the term Income Tax means any Tax based on or measured by or with respect to net income (including, without limitation, capital gains taxes, minimum taxes, and taxes on tax preference items) or net receipts and taxes imposed on gross income or gross receipts which are expressly in lieu of a net income tax (provided, however, that sales, use, value added, rental, license, ad valorem or property Taxes shall not constitute an Income Tax) and Taxes which are capital, doing business, franchise, excess profits, net worth taxes and interest, additions to tax, penalties, or other charges in respect thereof.

          (c) General Indemnity. Lessee hereby agrees to indemnify, on an after-tax basis, each Indemnitee against, and agrees to protect, save and keep harmless each of them from (whether or not the transactions contemplated herein or in any of the other Operative Documents are consummated), any and all Expenses imposed on, incurred by or asserted against any Indemnitee, in any way relating to or arising out of or which would not have occurred but for (A) the Operative Documents, the negotiation and the consummation of the transactions contemplated thereby (including any misrepresentations or breach of warranty of Lessee contained herein or in any document or certificate delivered pursuant hereto and the breach by Lessee of any covenant or agreement contained in any Operative Document) or any sublease under the Lease Agreement or the enforcement of any of the terms of any thereof; (B) the

                                          [Participation Agreement (1994 737 B)]


manufacture, design, purchase, resale, acceptance or rejection of the Airframe or any Engine or Parts; (C) the Aircraft (or any portion thereof) or any Engine whether or not installed on the Airframe or any airframe on which an Engine is installed whether or not arising out of the finance, refinance, ownership, delivery, nondelivery, storage, lease, sublease, possession, use, non-use, operation, maintenance, modification, alteration, condition, sale, replacement, substitution, return or other disposition, registration, reregistration or airworthiness of the Aircraft including, without limitation, latent or other defects, whether or not discoverable, strict tort liability and any damage to property or the environment, death or injury to any person and any claim for patent, trademark or copyright infringement; (D) the offer, sale, holding, transfer or delivery of the Certificates, whether before or after the Delivery Date (the indemnity in this clause (D) to extend also to any person who controls an Indemnitee, its successors, assigns, employees, directors, officers, servants and agents within the meaning of Section 15 of the Securities Act of 1933, as amended); (E) the offer, holding, transfer or sale of any interest in the Trust Estate or the Trust Agreement or any similar interest (i) on or prior to the Delivery Date, or (ii) subsequent to the Delivery Date during the continuation of an Event of Default under the Lease or in connection with the exercise by Lessee of its purchase options under the Lease or in connection with a refinancing pursuant to Section 17 or 20 hereof or in connection with the termination of the Lease or action or direction of Lessee pursuant to Section 7, 8, 9, 10 or 19 thereof; or (F) the application of Parts 4 and 5 of Subtitle B of Title I of ERISA to the transactions contemplated hereby or by any other Operative Document; provided, that the foregoing indemnity shall not extend to any Expense resulting from or arising out of or which would not have occurred but for one or more of the following: (1) any representation or warranty by such Indemnitee in the Operative Documents being incorrect, or (2) the failure by such Indemnitee to perform or observe any agreement, covenant or condition in any of the Operative Documents including, without limitation, the creation or existence of a Lessor Lien (including for this purpose Liens that would be Lessor Liens but for the proviso to the definition of Lessor Liens), or (3) the willful misconduct or the gross negligence of such Indemnitee (other than gross negligence imputed to such Indemnitee solely by reason of its interest in the Aircraft), or (4) (A) in the case of such Indemnitee a disposition (voluntary or involuntary) of all or any part of its interest in the Airframe or any Engine,
(B) in the case of a Holder a disposition (voluntary or involuntary) by such Holder of all or any part of its interest in any Certificate or (C) in the case of any Indemnitee a disposition by such Indemnitee of all or any part of such Indemnitee's interest in the Operative Documents other than in each of (A), (B) and (C) during the continuance of an Event of Default under the Lease or pursuant to the exercise by Lessee of its purchase options or in connection with a refinancing pursuant to Section 17 or 20 hereof or in connection with the termination of the Lease or action or direction of Lessee pursuant to Section 7, 8, 9, 10 or 19 thereof, or (5) other than to the extent provided in the succeeding paragraph, any Tax (as defined in Section 7(b) hereof) whether or not Lessee is required to indemnify for such Tax pursuant to Section 7(b) hereof (it being understood that Section 7(b) hereof and the Tax Indemnity Agreement and provisions requiring payments to be made on an after-tax basis or expressly providing for additional indemnification by Lessee exclusively provide for Lessee's liability with respect to Taxes); provided, however, such exception shall not apply to the

                                          [Participation Agreement (1994 737 B)]


application of Parts 4 or 5 of Subpart B of Title I of ERISA or Section 502(i) or (1) of ERISA to the execution and delivery by Lessee of the Operative Documents to which Lessee, Owner Participant or Original Loan Participant is or will be a party or the consummation of the transactions contemplated thereby including the sale, resale or transfer of the Certificates, or (6) the offer or sale by the Owner Participant after the Delivery Date of any interest in the Trust Estate or the Trust Agreement or any similar interest, unless such offer or sale shall occur (A) during a period when an Event of Default has occurred and is continuing under the Lease at the time of such offer or sale; or (B) in connection with the exercise by Lessee of its purchase options under the Lease or in connection with a refinancing pursuant to Section 17 or 20 hereof or in connection with the termination of the Lease or action or direction of Lessee pursuant to Section 7, 8, 9, 10 or 19 thereof, or (7) a failure on the part of the Owner Trustee to distribute in accordance with the Trust Agreement any amounts received and distributable by it thereunder or a failure on the part of the Indenture Trustee to distribute in accordance with the Trust Indenture any amounts received and distributable by it thereunder, or (8) other than during the continuation of a Default under Section 14(f) or (g) of the Lease or an Event of Default under the Lease the authorization or giving or withholding of any future amendments, supplements, waivers or consents with respect to any of the Operative Documents unless such amendments, supplements, waivers or consents
(a) are requested by Lessee or (b) are required or permitted pursuant to the terms of the Operative Documents (unless such requirement results from the actions of an Indemnitee) (provided if Lessee is not responsible for the Expense associated with such amendment, supplement, waiver or consent, the party requesting the execution of the same shall be responsible for such expense) or
(9) other than to the extent provided in the succeeding paragraph any loss of tax benefits or increase in tax liability under any tax law whether or not Lessee is required to indemnify therefor pursuant to this Agreement or the Tax Indemnity Agreement (it being understood that Section 7(b) hereof and the Tax Indemnity Agreement and provisions requiring payments to be made on an after-tax basis or expressly providing for additional indemnification by Lessee exclusively provide for Lessee's liability with respect to Taxes); provided, however, such exception shall not apply to the application of Parts 4 or 5 of Subpart B of Title I of ERISA or Section 502(i) or (1) of ERISA to the execution and delivery by Lessee of the Operative Documents to which Lessee, Owner Participant or Original Loan Participant is or will be a party or the consummation of the transactions contemplated thereby including the sale, resale or transfer of the Certificates, or (10) except to the extent fairly attributable to acts or events occurring on or prior thereto, acts or events which occur after the earlier of: (I) the return of possession of the Airframe or any Engine or any Part to the Owner Trustee or its designee pursuant to the terms of the Lease (other than pursuant to Section 15 thereof, in which case Lessee's liability under this Section 7(c) shall survive for so long as Lessor shall be entitled to exercise remedies under such Section 15), (II) the termination of the Term in accordance with Sections 5, 9 or 19 of the Lease,
(III) the last day of the Term if Lessor shall have furnished the notice referred to in Section 10(d) of the Lease and Lessee shall have failed to return possession to Lessor on such day or (IV) the payment by Lessee of all amounts required to be paid under the Lease following an Event of Loss (but excluding from the terms of this Subsection (IV) an Event of Loss followed by the replacement of the Aircraft).

                                          [Participation Agreement (1994 737 B)]


          Notwithstanding clause 7(c)(5) or (9) above, Lessee further agrees that any payment or indemnity pursuant to this Section 7(c) in respect of any "Expenses" shall be in an amount which, after deduction of all Taxes required to be paid by such recipient with respect to such payment or indemnity under the laws of any federal, state or local government or taxing authority in the United States, or under the laws of any taxing authority or governmental subdivision of a foreign country, or any territory or possession of the United States or any international authority, shall be equal to the excess, if any, of (A) the amount of such Expense over (B) the current net reduction in Taxes actually required to be paid by such recipient resulting from the accrual or payment of such Expense.

          Nothing in this Section 7(c) shall be construed as a guaranty by Lessee of payments due pursuant to the Certificates or of the residual value of the Aircraft.

          If a claim is made against an Indemnitee involving one or more Expenses and such Indemnitee has notice thereof, such Indemnitee shall promptly after receiving such notice give notice of such claim to Lessee; provided that the failure to provide such notice shall not release Lessee from any of its obligations to indemnify hereunder or from any other obligation that the Lessee may have to such Indemnitee at law or in equity, and no payment by Lessee to an Indemnitee pursuant to this Section 7(c) shall be deemed to constitute a waiver or release of any right or remedy which the Lessee may have against such Indemnitee for any actual damages as a result of the failure by such Indemnitee to give Lessee such notice. Lessee shall be entitled, at its sole cost and expense, acting through counsel reasonably acceptable to the respective Indemnitee, (A) in any judicial or administrative proceeding that involves solely a claim for one or more Expenses, to assume responsibility for and control thereof, (B) in any judicial or administrative proceeding involving a claim for one or more Expenses and other claims related or unrelated to the transactions contemplated by the Operative Documents, to assume responsibility for and control of such claim for Expenses to the extent that the same may be and is severed from such other claims (and such Indemnitee shall use its reasonable best efforts to obtain such severance), and (C) in any other case, to be consulted by such Indemnitee with respect to judicial proceedings subject to the control of such Indemnitee and to be allowed, at Lessee's sole expense, to participate therein. Notwithstanding any of the foregoing to the contrary, Lessee shall not be entitled to assume responsibility for and control of any such judicial or administrative proceedings if (i) any Default under Section 14(a), (b), (f) or (g) of the Lease or an Event of Default under the Lease shall have occurred and be continuing, (ii) if such proceedings will involve a material risk of the sale, forfeiture or loss of, or the creation of any Lien (other than a Permitted Lien) on, the Aircraft, the Indenture Estate or the Trust Estate or any part thereof unless Lessee shall have posted a bond or other security reasonably satisfactory to the relevant Indemnitees in respect to such risk or (iii) if such proceedings could, in the good faith opinion of the Indemnitee entail, any material risk of criminal liability or any material risk of civil liability to any Indemnitee (unless Lessee has agreed to indemnify against such civil liability in a manner reasonably acceptable to such Indemnitee). The Indemnitee may participate at its own expense and with its own counsel in any judicial proceeding controlled by Lessee

                                          [Participation Agreement (1994 737 B)]


pursuant to the preceding provisions, provided, however, that if (i) in the written opinion of counsel to such Indemnitee (which counsel and opinion shall be reasonably acceptable to Lessee) an actual or potential material conflict of interest exists where it is advisable for such Indemnitee to be represented by separate counsel or (ii) such Indemnitee has been indicted or otherwise charged in a criminal complaint in connection with a claim not excluded by Section 7(b) or (c) hereof, and such Indemnitee informs the Lessee in writing that such Indemnitee desires to be represented by separate counsel, the reasonable fees and expenses of such separate counsel shall be borne by Lessee, provided, that Lessee shall not be responsible for the fees and expenses of more than one separate counsel for each group of affiliated Indemnitees.

          The Indemnitee shall supply Lessee, at Lessee's expense, with such information reasonably requested by Lessee as is necessary or advisable for Lessee to control or participate in any proceeding to the extent permitted by this Section 7(c). Such Indemnitee shall not enter into a settlement or other compromise with respect to any Expense as to which Lessee has acknowledged its obligation to indemnify without the prior written consent of Lessee (except during the continuance of an Event of Default when such consent shall not be required if such Indemnitee gives 30 days' prior written notice to Lessee describing the proposed settlement or compromise), which consent shall not be unreasonably withheld or delayed, unless such Indemnitee waives its right to be indemnified with respect to such Expense under this Section 7(c).

          Lessee shall supply the Indemnitee with such information reasonably requested by the Indemnitee as is necessary or advisable for the Indemnitee to control or participate in any proceeding to the extent permitted by this Section 7(c).

          Upon payment of any Expense pursuant to this Section 7(c), Lessee, without any further action, shall be subrogated to any claims the Indemnitee may have relating thereto other than claims under Section 5.03 or 7.01 of the Trust Indenture or Section 5.03 or 7.01 of the Trust Agreement and other than claims against such Indemnitee's insurers under policies maintained at its own expense in accordance with Section 11(e) of the Lease. The Indemnitee agrees to give such further assurances or agreements and to cooperate with Lessee to permit Lessee to pursue such claims, if any, to the extent reasonably requested by Lessee.

          In the event that Lessee shall have paid an amount to an Indemnitee pursuant to this Section 7(c), and such Indemnitee subsequently shall be reimbursed in respect of such indemnified amount from any other person, such Indemnitee shall, unless a Default under Section 14(a), (b), (d) (solely with respect to Lessee's obligations under Section 7(a) or (b)(viii) of the Lease or
Section 8 of the Lease), (f) or (g) of the Lease or an Event of Default shall have occurred and be continuing, promptly pay Lessee but not before Lessee shall have made all payments then due to such Indemnitee pursuant to this Section 7(c) and any other payments then due under any of the Operative Documents, an amount equal to the sum of (I) the amount of such reimbursement, including interest received attributable thereto, net of taxes required to be paid

                                          [Participation Agreement (1994 737 B)]


by such Indemnitee as a result of any reimbursement including interest received attributable thereto and (II) any tax benefit actually realized by such Indemnitee as a result of any payment by such Indemnitee made pursuant to this sentence; provided, however, that in the case of any Indemnitee such amount attributable to (I) above shall not be in excess of the amount of such Expense payment net of any amount paid in respect of Taxes required to be paid by such Indemnitee in respect of the receipt or accrual of such payment or advance made by Lessee to such Indemnitee plus interest received, if any, from the relevant taxing authority with respect to any such Expense payment, it being intended that such Indemnitee shall realize a net benefit pursuant to this Section 7(c) only if Lessee shall first have been reimbursed for any payments by it to such Indemnitee pursuant to this Section 7(c).

          Lessee agrees to pay the reasonable and continuing fees and expenses of the Indenture Trustee (including the reasonable fees and expenses of its counsel) and, as provided in Section 6.07 of the Trust Agreement, the Owner Trustee (including, but not limited to, the reasonable fees and expenses of its counsel), without cost, on a net after-tax basis, to the Owner Participant, for acting as such, other than such fees and expenses which constitute Transaction Expenses.

          Lessee's obligations under the indemnities provided for in this Agreement shall be those of a primary obligor, whether or not the Person indemnified shall also be indemnified with respect to the same matter under the terms of any other document or instrument, and the Person seeking indemnification from Lessee pursuant to any provision of this Agreement may proceed directly against Lessee without first seeking to enforce any other right of indemnification.

          To the extent permitted by applicable law, interest at the Past Due Rate shall be paid, on demand, on any amount or indemnity not paid when due pursuant to this Section 7 until the same shall be paid. Such interest shall be paid in the same manner as the unpaid amount in respect of which such interest is due.

          Any amount which is payable to Lessee by any Person pursuant to this
Section 7 shall not be paid to Lessee if a Default under Section 14(a), (b), (d) (solely with respect to Lessee's obligations under Section 7(a) or (b)(viii) of the Lease or Section 8 of the Lease), (f) or (g) of the Lease or an Event of Default under the Lease shall have occurred and be continuing or if any payment is due and owing by Lessee under the Lease or to such Person under any other Operative Document. Any such amount shall be held by such Person and, if such Default or an Event of Default under the Lease shall have occurred and be continuing, shall be applied against Lessee's obligations hereunder to such Person as and when due (and, to the extent that Lessee has no obligations hereunder to such Person, such amount shall be paid to Lessee). At such time as there shall not be continuing any such Default or an Event of Default or there shall not be due and owing any such payment, such amount shall be paid to Lessee to the extent not previously applied in accordance with the immediately preceding sentence.

                                          [Participation Agreement (1994 737 B)]


          (d) Withholding. If Lessee advises the Owner Trustee, the Indenture Trustee and the relevant Holder in writing that interest on its Certificates is subject to United States withholding tax, then the Owner Trustee shall instruct the Indenture Trustee to, and Indenture Trustee shall, withhold as provided in
Section 2.04(b) of the Trust Indenture.

          SECTION 8. Representations, Warranties and Covenants. (a) The Owner Participant represents that it is acquiring its interest in the Trust Estate for investment purposes only and not with a present intent as to any resale or distribution thereof (subject nonetheless to any requirement of law that the disposition of its properties shall at all times be and remain within its control) and that neither it nor anyone acting on its behalf has directly or indirectly offered any interest in the Trust Estate or any Certificates or any similar securities for sale to, or solicited any offer to acquire any of the same from, anyone in a manner which would result in a violation of the Securities Act of 1933, as amended, or the securities laws, rules and regulations of any state.

          (b) Each of the Owner Participant and First Security Bank of Utah, National Association, in its individual capacity, represents and warrants to the other parties to this Agreement that it is, and on the Delivery Date will be, a "citizen of the United States" as defined in Section 40102(a)(15) of the Transportation Code. The Owner Participant agrees, solely for the benefit of Lessee and the Holders, that if during such time as the Aircraft is registered in the United States (or if Lessee desires to register the Aircraft in the United States) (i) it shall not be a "citizen of the United States" within the meaning of Section 40102(a)(15) of the Transportation Code and (ii) the Aircraft shall be, or would therefore become, ineligible for registration in the name of the Owner Trustee under the Transportation Code and regulations then applicable thereunder, then the Owner Participant shall (at its own expense and without any reimbursement or indemnification from Lessee) as soon as is reasonably practicable but in any event within 30 days after obtaining Actual Knowledge of such ineligibility and of such loss of citizenship (A) effect voting trust or other similar arrangements or take any other action as may be necessary to prevent any deregistration or to maintain the United States registration of the Aircraft, or (B) transfer its beneficial interest in the Trust Estate in accordance with Section 8(l) hereof. It is understood that: (1) the Owner Participant shall be liable to any of the other parties hereto for any damages suffered by any such other party as the result of the representation and warranty of the Owner Participant in the first sentence of this Section 8(b) proving to be untrue as of the Delivery Date; and (2) the Owner Participant shall be liable to Lessee, any Sublessee and any Holder for any damages which may be incurred by Lessee, any Sublessee or such Holder as a result of the Owner Participant's failure to immediately comply with its obligations pursuant to the second sentence of this Section 8(b) unless, in the case of liability to any such individual party, such failure is a result of the relevant party's breach of its obligations to cooperate set forth in the following sentence (including for damages suffered by any such party (other than damages suffered by Lessee which Lessee could have mitigated by taking reasonable steps) at any time more than 5 Business Days after the Owner Participant obtains Actual Knowledge of such ineligibility and of such loss of citizenship). Each party hereto agrees, upon the request and at

                                          [Participation Agreement (1994 737 B)]


the sole expense of the Owner Participant, to cooperate with the Owner Participant in complying with its obligations under the provisions of the second sentence of this Section 8(b) and such request shall not be subject to the indemnity contained in Section 7(c) hereof. First Security Bank of Utah, National Association, in its individual capacity, agrees that if at any time a responsible officer of First Security Bank of Utah, National Association, shall obtain Actual Knowledge that First Security Bank of Utah, National Association has ceased to be a "citizen of the United States" within the meaning of Section 40102(a)(15) of the Transportation Code, it will promptly resign as Owner Trustee (if and so long as such citizenship is necessary under the Transportation Code as in effect at such time or, if it is not necessary, if and so long as the Owner Trustee's citizenship would have any adverse effect on a Holder, Lessee or the Owner Participant), effective upon the appointment of a successor Owner Trustee in accordance with Section 9.01 of the Trust Agreement. If the Owner Participant or First Security Bank of Utah, National Association, in its individual capacity, does not comply with the requirements of this
Section 8(b), the Owner Trustee, the Indenture Trustee, the Owner Participant and the Holders hereby agree that a Default or an Event of Default shall not have occurred and be continuing under the Lease due to noncompliance by Lessee with the registration requirements in the Lease.

          (c) First Security Bank of Utah, National Association, in its individual capacity represents and warrants that both the principal place of business of the Owner Trustee and the place where its records concerning the Aircraft and all of its interest in, to and under the Operative Documents to which it is a party are or will be kept is Salt Lake City, Utah (other than such as may be maintained or held by the Indenture Trustee pursuant to the Trust Indenture) and has its chief executive office (as such term is used in Article 9 of the Uniform Commercial Code) in Salt Lake City, Utah. First Security Bank of Utah, National Association in its individual capacity agrees that it will not change the location of such office to a location outside of Salt Lake City, Utah, without prior written notice to Lessee, Indenture Trustee and the Owner Participant.

          (d) The Original Loan Participant represents and warrants and, by acceptance of its Certificates, each other Holder shall be deemed to have represented and warranted that neither it nor anyone acting on its behalf has offered any Certificates or any similar securities relating to the Aircraft for sale to, or solicited any offer to buy any Certificates or any similar securities relating to the Aircraft from, any person or entity other than in a manner required by the Securities Act of 1933, as amended, and the rules and regulations thereunder and the securities laws, rules and regulations of any state.

          (e) Each of the Owner Participant and so long as the Original Loan Participant is a Holder, the Original Loan Participant, agree that, if, at any time after the close of the calendar year in which occurs the seventh anniversary of the Delivery Date and so long as no Section 14(a), (b), (f) or
(g) Default or any Event of Default under the Lease shall have occurred or be continuing, Lessee has requested its consent to the registration of the Aircraft, in the name of the Owner Trustee (or, if appropriate, in the name of Lessee or a Sublessee as a "lessee" or a

                                          [Participation Agreement (1994 737 B)]


"sublessee"), at Lessee's expense, (i) upon 45 days' prior written notice in a country listed on Exhibit G to the Lease, with which the United States maintains diplomatic relations at the time of such request, or (ii) upon 45 days' prior written notice in any other country with which United States maintains diplomatic relations at the time of such request and the Owner Participant and the Original Loan Participant (but in regard to the Original Loan Participant, only so long as the Original Loan Participant is a Holder) have not determined, acting reasonably, that such other country would not provide substantially equivalent protection for the rights of owner participants, lessors or lenders in similar transactions as provided under United States law, the Owner Participant and the Original Loan Participant (but in regard to the Original Loan Participant, only so long as the Original Loan Participant is a Holder) will not, in the case of either clause (i) or (ii), unreasonably withhold its consent to such change of registration. Each of the Owner Participant and the Original Loan Participant (but in regard to the Original Loan Participant, only so long as the Original Loan Participant is a Holder) further agrees that the inability of Lessee to deliver an opinion (reasonably satisfactory in form and substance to the Owner Participant and the Indenture Trustee) of counsel reasonably acceptable to the Owner Participant and the Indenture Trustee in such country listed on Exhibit G to the Lease to the effect that the courts of such country would give effect to the Owner Trustee's title to the Aircraft, to the registry of the Aircraft in the name of the Owner Trustee (or, if appropriate, in the name of Lessee or a Sublessee as a "lessee" or a "sublessee"), and to the priority of the Lien under the Trust Indenture substantially to the same extent as provided under United States law, shall constitute the sole reasonable grounds to withhold such consent in regard to a country listed in Exhibit G to the Lease, and if said opinion is delivered, the Owner Participant and the Original Loan Participant (but in regard to the Original Loan Participant, only so long as the Original Loan Participant is a Holder) will instruct, the Owner Trustee and the Indenture Trustee, respectively, to make such change of registration.

          It is further agreed, however, that prior to any such change in the country of registry of the Aircraft to a country not listed on Exhibit G to the Lease, the Owner Participant, the Owner Trustee in its individual capacity and the Indenture Trustee shall have received:

               (i) assurances reasonably satisfactory to them (A) to the effect that the insurance or self-insurance provisions of the Lease have been complied with after giving effect to such change of registry, (B) of the payment by Lessee of any expenses of the Owner Participant, the Owner Trustee, the Indenture Trustee and the Original Loan Participant (but in regard to the Original Loan Participant, only so long as the Original Loan Participant is a Holder) in connection with such change of registry, (C) to the effect that the original indemnities (and any additional indemnities for which Lessee is then willing to enter into a binding agreement to indemnify) in favor of the Owner Participant, the Owner Trustee (in its individual capacity and as trustee under the Trust Agreement), the Indenture Trustee and the Original Loan Participant (but in regard to the Original Loan Participant, only so long as the Original Loan Participant is a Holder), under this Agreement, the Trust Indenture and the Tax Indemnity Agreement, afford each such

                                          [Participation Agreement (1994 737 B)]


     party substantially the same protection as provided prior to such change of registry, (D) as to the continuation of the Trust Indenture as a first priority lien on the Aircraft, (E) that such change will not result in the imposition of, or increase in the amount of, any Tax for which Lessee is not required to indemnify, or is not then willing to enter into a binding agreement to indemnify, the Owner Participant, the Indenture Trustee, the Owner Trustee (in its individual capacity and as trustee under the Trust Agreement) and the Original Loan Participant (but in regard to the Original Loan Participant, only so long as the Original Loan Participant is a Holder), or any successor, assign or affiliate of any thereof, or the Trust Estate pursuant to Section 7(b) hereof; and (F) that such new country of registry imposes aircraft maintenance standards not materially less stringent than those of the FAA, the Civil Aviation Authority of the United Kingdom, the Director Generale de l'Aviation Civil of the French Republic or the Luftfahrt Bundesamt of Germany; and

               (ii) a favorable opinion of counsel (reasonably satisfactory to the Owner Trustee in its individual capacity, to the Owner Participant and to the Indenture Trustee (so long as the Original Loan Participant is a Holder)) in the new jurisdiction of registry to the effect (A) that the terms (including, without limitation, the governing-law, service-of-process and jurisdictional- submission provisions thereof) of the Lease and the Trust Indenture are legal, valid, binding and enforceable in such jurisdiction, (B) that it is not necessary for the Owner Participant, the Owner Trustee, the Original Loan Participant (but in regard to the Original Loan Participant, only so long as the Original Loan Participant is a Holder), or the Indenture Trustee to register or qualify to do business in such jurisdiction, (C) that there is no tort liability of the owner of an aircraft not in possession thereof under the laws of such jurisdiction other than tort liability which might have been imposed on such owner under the laws of the United States or any state thereof (it being understood that, in the event such latter opinion cannot be given in a form satisfactory to the Owner Participant and the Owner Trustee, in its individual capacity, such opinion shall be waived if insurance reasonably satisfactory to Owner Participant and the Owner Trustee, in its individual capacity, is provided, at Lessee's expense, to cover such risk), (D) (unless Lessee shall have agreed to provide insurance covering the risk of requisition of use of the Aircraft by the government of such jurisdiction so long as the Aircraft is registered under the laws of such jurisdiction) that the laws of such jurisdiction require fair compensation by the government of such jurisdiction payable in currency freely convertible into Dollars for the loss of use of the Aircraft in the event of the requisition by such government of such use, and (E) to such further effect with respect to such other matters as the Owner Trustee in its individual capacity, the Indenture Trustee (so long as the Original Loan Participant is a Holder) or the Owner Participant may reasonably request.

               Upon receipt by the Owner Participant and the Indenture Trustee of the foregoing opinion of counsel, Exhibit F and Exhibit G to the Lease shall be amended to add such country.

                                          [Participation Agreement (1994 737 B)]


               If, at any time, (X) the Owner Participant or the Original Loan Participant (so long as the Original Loan Participant is a Holder) delivers an opinion from a law firm (such opinion and counsel to be reasonably satisfactory to Lessee) in a country then listed on Exhibit F or G to the Lease (for the avoidance of doubt, including any Added Country (as defined below)) to the effect that a reputable law firm located in such jurisdiction would not as of the date of such opinion be able to deliver an opinion of counsel as to the matters listed in Clauses (A) through (D) of paragraph (ii) above (provided that in regard to (C) or (D), Lessee is not willing to provide the insurance required by such subsection (C) or (D)) (a "Delisting Opinion") or (Y) the Original Loan Participant (so long as the Original Loan Participant is a Holder) delivers a Delisting Opinion in a country added to Exhibits F and G to the Lease after the Delivery Date in accordance with the terms of this Section 8(e) (an "Added Country") or presents Lessee with evidence reasonably satisfactory to Lessee that one or more of the assurances specified in (A) through (F) of paragraph (i) above are no longer applicable to an Added Country (and, in regard to clause (C) or (E) of such paragraph, Lessee is not willing to agree to provide the additional indemnities permitted by such clauses), then Exhibits F and G to the Lease shall be amended to delete such country or Added Country, as the case may be; provided that no such deletion shall affect the registration of the Aircraft then in effect. Lessee shall pay the reasonable costs of the Owner Participant or the Original Loan Participant in obtaining such Delisting Opinion or in consulting with such counsel if no opinion is delivered, up to an aggregate of $3,000 per instance of amendment, if such opinion is obtained or such consultation takes place in connection with Lessee's request to change the registry of the Aircraft to, or to sublease the Aircraft in, a country listed on Exhibit F or G to the Lease.

          Except as otherwise provided in the immediately preceding paragraph, Lessee shall pay all expenses of the Owner Participant, the Owner Trustee, the Indenture Trustee and, so long as the Original Loan Participant is a Holder, the Original Loan Participant in connection with any change of registry of the Aircraft.

          (f)  The Owner Participant represents and warrants as follows:

               (i) the Owner Participant is a corporation duly organized and validly existing in good standing under the laws of its jurisdiction of organization, and has the corporate power and authority to carry on its business as now conducted, to own or hold under lease its properties and to enter into and perform its obligations under the Owner Participant Documents;

               (ii) the Owner Participant Documents have been duly authorized by all necessary corporate action on the part of the Owner Participant, do not require any approval not already obtained of stockholders of the Owner Participant or any approval or consent not already obtained of any trustee or holders of any indebtedness or

                                          [Participation Agreement (1994 737 B)]


     obligations of the Owner Participant, and have been duly executed and delivered by the Owner Participant, and, subject to and in reliance upon the representations made by the Original Loan Participant and the Lessee in
     Section 8(o) hereof and compliance with Sections 8(y) and 8(z) hereof, neither the execution and delivery thereof by the Owner Participant, nor the consummation of the transactions contemplated thereby by the Owner Participant, nor compliance by the Owner Participant with any of the terms and provisions thereof will contravene any United States federal or state law, judgment, governmental rule, regulation or order applicable to or binding on the Owner Participant (it being understood that no representation or warranty is made with respect to laws, rules or regulations relating to aviation or to the nature of the equipment owned by the Owner Trustee, other than such laws, rules or regulations relating to the citizenship requirements of the Owner Participant under applicable aviation law) or contravene or result in any breach of or constitute any default under, or result in the creation of any Lien (other than Liens provided for or otherwise permitted in the Operative Documents) upon the Trust Estate under, any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, bank loan or credit agreement, corporate charter, by-law or other agreement or instrument to which the Owner Participant is a party or by which it or its properties may be bound or affected;

               (iii) each of the Owner Participant Documents constitutes a legal, valid and binding obligation of the Owner Participant enforceable against the Owner Participant in accordance with the terms thereof, and the trust intended to be formed by the Trust Agreement has been duly and validly formed;

               (iv) there are no pending or, to the knowledge of the Owner Participant, threatened actions or proceedings against the Owner Participant before any court or administrative agency which, if determined adversely to the Owner Participant, would materially adversely affect the financial condition of the Owner Participant or the ability of the Owner Participant to perform its obligations under the Owner Participant Documents; and

               (v) on the Delivery Date, there will be no Lessor Liens (including for this purpose Liens that would be Lessor Liens but for the proviso to the definition of Lessor Liens) attributable to the Owner Participant.

          (g) Each of First Security Bank of Utah, National Association, in its individual capacity and the Owner Participant severally covenants and agrees (i) that it shall not cause or permit to exist any Lessor Liens attributable to it with respect to the Aircraft or any other portion of the Trust Estate, (ii) that it will promptly, at its own expense, take such action as may be necessary duly to discharge such Lessor Liens attributable to it and (iii) to make restitution to the Trust Estate for any actual diminution of the assets of the Trust Estate resulting from such Lessor Liens attributable to it. The Owner Participant agrees to make restitution to

                                          [Participation Agreement (1994 737 B)]


the Trust Estate for any actual diminution of the assets of the Trust Estate resulting from any Taxes or Expenses (as such terms are defined in Section 7 hereof) imposed on the Trust Estate against which Lessee is not required to indemnify the Trust Estate pursuant to Section 7 hereof and which the Owner Participant is expressly required to pay by the terms of the Operative Documents, but excluding Taxes or Expenses referred to in Section 7(b)(ii)(5) and 7(b)(ii)(7) and excluding any diminution of the Trust Estate by any Lessor Liens attributable to or caused by First Security Bank of Utah, National Association, in its individual capacity; provided that if the Owner Participant shall make restitution to the Trust Estate on account of any Lessor Lien attributable to or caused by First Security Bank of Utah, National Association, in its individual capacity, then First Security Bank of Utah, National Association, in its individual capacity, shall reimburse the Owner Participant for such amount together with interest thereon at the Past Due Rate.

          (h) State Street Bank and Trust Company in its individual capacity, covenants and agrees that it shall not cause or permit to exist any Lien, arising as a result of (i) claims against the Indenture Trustee not related to its interest in the Aircraft or the administration of the Trust Estate pursuant to the Trust Indenture, (ii) acts of the Indenture Trustee not permitted by, or failure of the Indenture Trustee to take any action required by, the Operative Documents to the extent such acts arise or such failure arises from or constitutes gross negligence or willful misconduct, (iii) claims against the Indenture Trustee relating to Taxes or Expenses which are excluded from the indemnification provided by Section 7 pursuant to said Section 7, or (iv) claims against the Indenture Trustee arising out of the transfer by the Indenture Trustee of all or any portion of its interest in the Aircraft, the Trust Estate, the Indenture Estate or the Operative Documents other than (A) a transfer of the Aircraft pursuant to Section 9, 10 or 19 of the Lease or Article IV or V of the Trust Indenture, (B) any borrowing pursuant to Section 17 hereof or (C) a transfer of the Aircraft pursuant to Section 15 of the Lease while an Event of Default is continuing and prior to the time that the Indenture Trustee has received all amounts due pursuant to the Trust Indenture.

          (i) The Original Loan Participant represents, warrants and covenants that:

              (i) it is a bank duly organized and validly existing in good standing under the laws of its jurisdiction of organization and has full power, authority and legal right to execute, deliver and carry out the terms of this Agreement;

              (ii) this Agreement has been duly authorized, executed and delivered by it and constitutes the legal, valid and binding obligation of the Original Loan Participant enforceable against it in accordance with its terms; and

              (iii) the Certificates to be issued to it pursuant to the Trust Indenture are being acquired by it with no present intent to make any resale or distribution thereof which would require registration under the Securities Act of 1933, as amended, and it will not

                                          [Participation Agreement (1994 737 B)]


     offer or sell any Certificates in violation of the Securities Act of 1933, provided that the disposition of its property shall at all times be and remain within its control.

          (j) The Indenture Trustee and the Original Loan Participant each hereby waives, and each subsequent Holder by its acceptance of a Certificate shall be deemed to have waived, to the fullest extent permitted by law the benefit of the provisions of Section 1111(b) of Title 11 of the United States Code with respect to recourse against the Owner Trustee (in its individual capacity) and the Owner Participant on account of any amount payable as principal of, Break Amount, if any, and interest on the Certificates. If (i) all or any part of the Trust Estate becomes the property of, or the Owner Participant becomes, a debtor subject to the reorganization provisions of the Bankruptcy Code or any successor provision, (ii) pursuant to such reorganization provisions the Owner Trustee (in its individual capacity) or the Owner Participant is required, by reason of the Owner Trustee (in its individual capacity) or the Owner Participant being held to have recourse liability to the Original Loan Participant, to any other Holder or to the Indenture Trustee, directly or indirectly (other than the recourse liability of the Owner Participant under this Participation Agreement), to make payment on account of any amount payable as principal, Break Amount, if any, or interest on the Certificates and (iii) the Original Loan Participant, any other Holder or the Indenture Trustee actually receives any Excess Payment (as hereinafter defined) which reflects any payment by the Owner Trustee (in its individual capacity) or the Owner Participant on account of (ii) above, then the Original Loan Participant, such other Holder or the Indenture Trustee, as the case may be, shall promptly refund to the Owner Trustee or the Owner Participant (whichever shall have made such payment) such Excess Payment. For purposes of this Section 8(j), "Excess Payment" means the amount by which such payment exceeds the amount which would have been received by the Original Loan Participant, any other Holder or the Indenture Trustee if the Owner Trustee (in its individual capacity) or the Owner Participant had not become subject to the recourse liability referred to in clause (ii) above. Nothing contained in this Section 8(j) shall prevent the Original Loan Participant, any other Holder or the Indenture Trustee from enforcing any personal recourse obligation (and retaining the proceeds thereof) of the Owner Trustee (in its individual capacity) or the Owner Participant under this Participation Agreement or the Owner Trustee (in its individual capacity) under the Trust Indenture (and any exhibits or annexes thereto).

          (k) The Indenture Trustee represents, in its individual capacity, as follows:

              (i) it is a "citizen of the United States" as defined in Section 40102(a)(15) of the Transportation Code, that it will notify promptly all parties to this agreement if in its reasonable opinion its status as a "citizen of the United States" is likely to change and that it will resign as Indenture Trustee as provided in Section 8.02 of the Trust Indenture if it should cease to be a "citizen of the United States";

              (ii) it is a trust company organized under the laws of the Commonwealth of Massachusetts and has the corporate power and authority to enter into and perform its

                                          [Participation Agreement (1994 737 B)]


     obligations under the Trust Indenture and this Agreement and to authenticate the Certificates;

              (iii) the Indenture Trustee Documents, and the authentication of the Certificates have been duly authorized by all necessary corporate action on its part, and neither the execution and delivery thereof nor its performance of any of the terms and provisions thereof will violate any federal or Massachusetts law or regulation relating to its trust powers or contravene or result in any breach of, or constitute any default under its charter or by-laws or the provisions of any indenture, mortgage, contract or other agreement to which it is a party or by which it or its properties may be bound or affected; and

              (iv) each of the Indenture Trustee Documents has been duly executed and delivered by it and, assuming that each such agreement is the legal, valid and binding obligation of each other party thereto, is the legal, valid and binding obligation of the Indenture Trustee, enforceable against it in accordance with its terms.

          (l) So long as the Aircraft shall be leased to Lessee under the Lease and so long as the Certificates are outstanding, the Owner Participant will not sell, assign, convey or otherwise transfer any of its right, title or interest in and to this Agreement, the Trust Estate or the Trust Agreement to any person or entity, unless (i) the proposed transferee is a "Transferee" (as defined below) and (ii) the Owner Participant shall have delivered to the Owner Trustee, Lessee and the Indenture Trustee an opinion (in form, scope and substance reasonably satisfactory to the Indenture Trustee and Lessee) of counsel reasonably satisfactory to the Indenture Trustee and Lessee to the effect that the agreement referred to in clause (O) below and any guaranty required by clause (B) or (C) below, if any, are the legal, valid, binding and enforceable obligations of the Transferee and the guarantor, as the case may be (subject to the normal bankruptcy and equitable remedies exceptions contained in an opinion on such matters and any other applicable exemptions contained in the opinions relating to the Owner Participant delivered pursuant to Section 4(a)(xiv) hereof), and (iii) each of Lessee, the Indenture Trustee and the Original Loan Participant shall have (1) received an opinion (in form and substance reasonably satisfactory to Lessee and the Original Loan Participant) of counsel to the Owner Participant (who shall be reasonably satisfactory to Lessee) to the effect that there are no Taxes that will be imposed on Lessee, the Indenture Estate, the Indenture Trustee or the Original Loan Participant or required to be indemnified against by Lessee, imposed on such transfer or (2) received from the Owner Participant so seeking to transfer such right, title or interest, indemnification, pursuant to an agreement reasonably satisfactory to Lessee and the Original Loan Participant, for Taxes described in clause (1). A "Transferee" shall mean either (A) a bank or other financial institution with a combined capital, surplus and undivided profits of at least $50,000,000 (so long as the Original Loan Participant holds any Certificates, $75,000,000) or a corporation whose net worth is at least $50,000,000 (so long as the Original Loan Participant holds any Certificates, $75,000,000), (B) any subsidiary of such a bank, financial institution or

                                          [Participation Agreement (1994 737 B)]


corporation, provided that such bank, financial institution or corporation furnishes to the Owner Trustee, the Indenture Trustee and Lessee a guaranty satisfactory to them with respect to the Owner Participant's obligations, in the case of the Owner Trustee, under the Trust Agreement and, in the case of the Indenture Trustee and Lessee, the Owner Participant's obligations hereunder, or
(C) any other entity, provided such obligations are guaranteed by the transferor Owner Participant; provided, however, that unless otherwise consented to by Lessee any Transferee shall not be an airline, a commercial air carrier, an air freight forwarder, an entity engaged in the business of parcel transport by air or other similar person or a corporation or other entity controlling, controlled by or under common control with such an airline, a commercial air carrier, an air freight forwarder, an entity engaged in the business of parcel transport by air or other similar person. Each such transfer to a Transferee shall be subject to the conditions that (M) upon giving effect to such transfer, the Transferee is a "citizen of the United States" within the meaning of Section 40102(a)(15) of the Transportation Code or the Transferee, at its sole cost and expense on an after-tax basis (including any continuing costs of the voting trust), shall have entered into a voting trust or similar arrangement which permits the registration of the Aircraft under the Transportation Code in the name of the Owner Trustee, (N) the Transferee has the full power and authority to enter into and carry out the transactions contemplated hereby, (O) the Transferee enters into an agreement or agreements, in form and substance reasonably satisfactory to the Owner Trustee, Lessee and the Indenture Trustee, whereby the Transferee confirms that it shall be deemed a party to this Agreement and a party to the Trust Agreement and agrees to be bound by all the terms of, and to undertake all of the obligations of the transferor Owner Participant contained in the Owner Participant's Documents (to the extent of the participation so transferred to it) and makes the representation made in Section 8(f)(ii) which shall be based on the representations, warranties, and covenants of the other parties (or their successors) to the Operative Agreements, (P) such transfer does not violate any applicable law including, without limitation, the Transportation Code, or any rules or regulations promulgated thereunder, the Securities Act of 1933 or the Trust Indenture Act of 1939, assuming the continuing truth of the representation of the Lessee and the Original Loan Participant in Section 8(o) and compliance with Sections 8(y) and 8(z), (Q) the transferor Owner Participant assumes the risk of any loss of Interest Deductions, MACRS Deductions or any Inclusion Event (each as defined in the Tax Indemnity Agreement) resulting from such transfer,
(R) after giving effect to such transfer, there shall be no more than two Owner Participants of record at that time and (S) such transfer will not give rise to a Default or Event of Default under the Trust Indenture; and Lessee may request such Transferee to provide an opinion of counsel (who shall be reasonably satisfactory to Lessee) in form and substance reasonably satisfactory to Lessee as to any matter set forth in clauses (N) or (P) (in the case of clause (P), such opinion

                                          [Participation Agreement (1994 737 B)]


being to the effect that the interest being transferred does not require registration under the Securities Act of 1933, and as to such other matters referred to in clause (P) as are comparable in substance (including exceptions and qualifications) to the opinions relating to the Owner Participant delivered pursuant to Section 4(a)(xiv) hereof) (it being understood that counsel may assume those facts pertaining to Lessee, Indenture Trustee or the Holders). Upon any such transfer by the Owner Participant as above provided, the Transferee shall be deemed the Owner Participant for all purposes hereof and of the other Operative Documents and each reference herein to the transferor Owner Participant shall thereafter be deemed for all purposes to be to the Transferee and the transferor Owner Participant shall be relieved of all obligations of the transferring Owner Participant under the Owner Participant Documents arising after the date of such transfer except to the extent fairly attributable to acts or events occurring prior thereto and not assumed by the transferee Owner Participant (in each case, to the extent of the participation so transferred). If the Owner Participant intends to transfer any of its interests hereunder, (i) it shall give prior written notice thereof as soon as practicable, but in no event less than 10 days prior thereto, to the Indenture Trustee, the Owner Trustee and Lessee, specifying the name and address of the proposed Transferee and (ii) the parties hereto shall, upon the written request of the Owner Participant, reasonably cooperate in connection with such transfer, including providing acknowledgements of their respective consent to such transfer. The Owner Participant shall pay all of the reasonable costs of the other parties hereto, on a net after-tax basis, of any such transfer. For purposes of this paragraph, "net worth" shall mean the excess of total tangible assets over total liabilities, each to be determined in accordance with generally accepted accounting principles consistently applied.

          (m) [Intentionally Omitted.]

          (n) First Security Bank of Utah, National Association, both and State Street Bank and Trust Company, each in its individual capacity, agrees for the benefit of Lessee to comply with the terms of the Trust Indenture which it is required to comply with in its individual capacity.

          (o) The Owner Participant represents and warrants that no part of the funds used by it to acquire its interest in the Trust Estate constitutes assets of any "employee benefit plan" as defined in Section 3(3) of ERISA (an "ERISA Plan"). The Original Loan Participant represents and warrants that no part of the funds used by it to acquire the Certificates or any interest therein (including any participation in such certificates) constitutes assets of an ERISA Plan. Lessee represents and warrants that the execution and delivery of this Agreement and the other Operative Documents and the consummation of the transactions contemplated hereby and thereby will not involve any prohibited transaction within the meaning of Section 406 of ERISA

                                          [Participation Agreement (1994 737 B)]


or Section 4975 of the Code (such representation being made solely in reliance upon and subject to the accuracy of the representations contained in the preceding sentences of this subsection).

          (p) First Security Bank of Utah, National Association, both in its individual capacity and as Owner Trustee represents and warrants that:

              (i) the Trust Agreement and, assuming due authorization, execution and delivery of the Trust Agreement by the Owner Participant, each of the other Owner Trustee Documents has been duly executed and delivered by one of its officers who is duly authorized to execute and deliver such instruments on behalf of the Owner Trustee;

              (ii) the Trust Estate is free and clear of Lessor Liens attributable to First Security Bank of Utah, National Association, in its individual capacity, and there are no Liens affecting the title of the Owner Trustee to the Aircraft or resulting from any act or claim against First Security Bank of Utah, National Association, in its individual capacity arising out of any event or condition not related to the ownership, leasing, use or operation of the Aircraft or to any other transaction contemplated by this Agreement or any of the other Operative Documents, including any Lien resulting from the nonpayment by First Security Bank of Utah, National Association, in its individual capacity of any Taxes imposed or measured by its net income;

              (iii) there has not occurred any event which constitutes (or to the best of its knowledge would, with the passage of time or the giving of notice or both, constitute) an Event of Default as defined in the Trust Indenture which has been caused by or relates to First Security Bank of Utah, National Association, in its individual capacity and which is presently continuing;

              (iv) it is a national banking association duly organized and validly existing in good standing under the laws of the United States and (assuming due authorization, execution and delivery of the Trust Agreement by the Owner Participant) has the corporate power and authority to enter into and perform its obligations under the Trust Agreement, and (assuming due authorization, execution and delivery of the Trust Agreement by the Owner Participant) has full right, power and authority to enter into and perform its obligations as Owner Trustee pursuant to the Trust Agreement under each of the other Owner Trustee Documents;

              (v) each of the Owner Trustee Documents has been duly authorized by all necessary corporate action on its part, and neither the execution and delivery thereof nor its performance of any of the terms and provisions thereof will violate any federal or Utah law or regulation relating to its banking or trust powers or contravene or result in any breach of, or constitute any default under, its charter or by-laws or the provisions of

                                          [Participation Agreement (1994 737 B)]


     any indenture, mortgage, contract or other agreement to which it is a party or by which it or its properties may be bound or affected;

              (vi) assuming due authorization, execution and delivery of the Trust Agreement by the Owner Participant, each of the Owner Trustee Documents has been duly executed and delivered by it and, each of the Trust Agreement and the Participation Agreement (to the extent executed by the Owner Trustee in its individual capacity) is a legal, valid and binding obligation of First Security Bank of Utah, National Association, in its individual capacity and as Owner Trustee, as the case may be, enforceable against such party in accordance with the terms thereof;

              (vii) on the Delivery Date, the Owner Trustee shall have received whatever title to the Aircraft as was conveyed to it by Lessee;

              (viii) it has not offered any interest in the Trust Estate or any Certificates or any similar securities for sale to, or solicited any offer to acquire the same from, anyone, and no responsible officer or responsible employee of First Security Bank of Utah, National Association, has knowledge of any such offer or solicitation, except as set forth in Section 7(a)(xi); and

              (ix) assuming due authorization, execution and delivery of each of the Owner Trustee Documents by each of the parties thereto (other than the Owner Trustee), each of the Owner Trustee Documents is a legal, valid and binding obligation of the Owner Trustee, enforceable against the Owner Trustee in accordance with its respective terms and the trust intended to be formed by the Trust Agreement has been duly and validly formed;

              (x) there are no proceedings pending or, to the best knowledge of First Security Bank of Utah, National Association, threatened, against First Security Bank of Utah, National Association, in any court or before any governmental authority or arbitration board or tribunal which, if adversely determined, would materially and adversely affect the right, power and authority of First Security Bank of Utah, National Association, to enter into or perform its obligations under the Owner Trustee Documents; and

              (xi) neither the due execution and delivery of the Owner Trustee Documents by First Security Bank of Utah, National Association, in its individual capacity or as Owner Trustee under the Trust Agreement, as the case may be, nor the consummation by it of any of the transactions contemplated thereby require the consent or approval of, the giving of notice to, or the registration with, any federal or Utah governmental authority or agency pursuant to any federal or Utah law governing the banking or trust powers of First Security Bank of Utah, National Association.

                                          [Participation Agreement (1994 737 B)]


          (q) The Owner Participant agrees, solely for the benefit of Lessee, that it will comply with any obligation expressly required of it under Section 9(c) of the Lease. The Owner Participant further covenants and agrees to pay or cause the Owner Trustee to pay those costs and expenses specified to be paid by the Owner Participant pursuant to the Lease and all costs and expenses that are for the account of the Owner Trustee pursuant to Sections 3(f), 5(d), 5(e) and 12 of the Lease.

          (r) Subject to compliance by Lessee with all of its obligations under the Lessee Documents and provided that the Original Loan Participant shall no longer be a Holder, each of the Owner Trustee, the Indenture Trustee and the Owner Participant covenants and agrees that, at Lessee's expense on a net after-tax basis (including, without limitation, reasonable attorney's fees and expenses of each of such parties), (i) Lessee may elect to terminate the Lease and to purchase the Aircraft pursuant to Section 19(b) of the Lease and that each of such parties will execute and deliver appropriate documentation transferring all right, title and interest in the Aircraft to Lessee (without recourse or warranty except as to Lessor Liens (including for this purpose Liens that would be Lessor Liens but for the proviso to the definition of Lessor Liens) with respect to the Owner Participant) (including without limitation, such bills of sale and other instruments and documents as Lessee shall reasonably request to evidence (on the public record or otherwise) such transfer and the vesting of all right, title and interest in and to the Aircraft in Lessee), and (ii) Lessee, in connection with such purchase, may assume (and receive a credit in an amount equal to the principal amount of the debt assumed, against the purchase price payable by Lessee pursuant to Section 19(b)) the obligations of the Owner Trustee pursuant to Section 2.15 of the Trust Indenture and the Certificates (and the Lease, to the extent that the Owner Trustee's obligations thereunder are incorporated into the Trust Indenture or the Certificates), and Lessee shall confirm that its obligations under the Lease shall be direct obligations to the Indenture Trustee as if set forth in the Trust Indenture, and that each of the parties shall execute and deliver appropriate documentation in form and substance reasonably satisfactory to such parties under which Lessee will assume such obligations on the basis of full recourse to Lessee, maintaining the security interest in the Aircraft created by the Trust Indenture, releasing the Owner Participant and the Owner Trustee from all future obligations in respect of the Certificates, the Trust Indenture and all other Operative Documents and all such other actions (including the furnishing of legal opinions reasonably requested by any party) as are reasonably necessary to permit such assumption by Lessee.

          (s) Lessee will not consolidate with or merge into any other corporation or convey, transfer or lease substantially all of its assets to any Person unless:

              (i) the corporation formed by such consolidation or into which Lessee is merged or the Person which acquires by conveyance, transfer or lease substantially all of the assets of Lessee as an entirety shall be a "citizen of the United States" as defined in Section 40102(a)(15) of the Transportation Code and shall be a United States certificated air carrier;

                                          [Participation Agreement (1994 737 B)]


              (ii) the corporation formed by such consolidation or into which Lessee is merged or the Person which acquires by conveyance, transfer or lease substantially all of the assets of Lessee as an entirety shall execute and deliver to the Owner Trustee, the Indenture Trustee and the Owner Participant a duly authorized, valid, binding and enforceable agreement in form and substance reasonably satisfactory to the Indenture Trustee and the Owner Participant containing an assumption by such successor corporation or Person of the due and punctual performance and observance of each covenant and condition of the Operative Documents to be performed or observed by Lessee;

              (iii) immediately after giving effect to such transaction, no Event of Default under the Lease shall have occurred and be continuing;

              (iv) Lessee shall have delivered to the Owner Trustee, the Indenture Trustee and the Owner Participant a certificate signed by the President or any Vice President and by the Secretary or an Assistant Secretary of Lessee, and an opinion of counsel (which may be Lessee's General Counsel) reasonably satisfactory to the Indenture Trustee and the Owner Participant, each stating that such consolidation, merger, conveyance, transfer or lease and the assumption agreement mentioned in clause (ii) above comply with this Section 8(s) and that all conditions precedent herein provided for relating to such transaction have been complied with; and

              (v) the corporation formed by such consolidation or into which Lessee is merged or the Person which acquires by conveyance, transfer or lease substantially all of the assets of Lessee, shall make such filings and recordings with the FAA pursuant to the Transportation Code, as shall be necessary or desirable to evidence such consolidation, merger, conveyance, transfer or lease with or to such entity.

          Upon any consolidation or merger, or any conveyance, transfer or lease of substantially all of the assets of Lessee as an entirety in accordance with this Section 8(s), the successor corporation or Person formed by such consolidation or into which Lessee is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, Lessee under this Agreement with the same effect as if such successor corporation or Person had been named as Lessee herein. No such conveyance, transfer or lease of substantially all of the assets of Lessee as an entirety shall have the effect of releasing Lessee or any successor corporation or Person which shall theretofore have become such in the manner prescribed in this Section 8(s) from its liability in respect of any Operative Document to which it is a party.

          (t) Lessee, at its expense, will, at the request of any party hereto, take, or cause to be taken, such action with respect to the recording, filing, rerecording and refiling of the Trust Agreement, the Lease, the Lease Supplement, the Trust Indenture, the Trust Supplement

                                          [Participation Agreement (1994 737 B)]


and any financing statements or other instruments as are necessary to maintain, so long as the Trust Indenture or the Lease is in effect, the perfection of the security interests created by the Trust Indenture and any security interest that may be claimed to have been created by the Lease and the ownership interest of the Owner Trustee in the Aircraft.

          (u) Section 3 of the Lease contemplates that, under certain circumstances, the Owner Participant will make certain recalculations of Basic Rent, Interim Rent, Excess Amount, Stipulated Loss Value percentages, Termination Value percentages and the EBO Percentage, and the Owner Participant hereby agrees to make such recalculations as and when contemplated by the Lease and subject to all the terms and conditions of the Lease and promptly to take such further actions as may be necessary or desirable to give effect to and to cause the Owner Trustee to give effect to the provisions of Section 3 of the Lease.

          (v) The Owner Participant hereby agrees not to terminate or revoke the Trust Agreement or the trusts created thereunder without the prior written consent of (i) the Lessee so long as the Lease shall remain in effect and no Event of Default under the Lease shall have occurred and be continuing and (ii) the Indenture Trustee so long as the Trust Indenture shall be in effect.

          (w) Lessee covenants and agrees with the Owner Participant, the Indenture Trustee and the Owner Trustee that at all times during the Term it will be an "air carrier" within the meaning of the Transportation Code operating under certificates issued pursuant to Section 41102 of such Code.

          (x) The Original Loan Participant represents, and each subsequent Holder by its acceptance of such Certificate shall be deemed to represent, that it is exempt from United States withholding taxes, and each Holder covenants that, if required to obtain or renew such exemption, it will, upon request and to the extent it remains lawfully able to do so, properly prepare and promptly furnish to each of the Owner Trustee, the Indenture Trustee and the Lessee Internal Revenue Service Form 1001, Form 4224 (with respect to each tax year) or Form W-8, whichever is applicable. The Original Loan Participant represents, warrants and covenants that it will promptly notify the Owner Trustee, the Indenture Trustee and Lessee if it transfers any interest in the Certificates to any Person.

          Each Holder shall indemnify (on an after-tax basis) and hold harmless the Indenture Trustee, the Owner Trustee, Lessee and the Owner Participant against any United States withholding taxes (and related interest and penalties) which the Indenture Trustee fails to withhold on payments to it as a result of its failure to provide the required certificate or form or the invalidity of any certificate or form provided by it pursuant to this Section 8(x). Any amount payable hereunder shall be paid within 30 days after receipt by such Holder of a written demand therefor.

                                          [Participation Agreement (1994 737 B)]


          (y) The Original Loan Participant represents, warrants and covenants and, by acceptance of its Certificate, each subsequent Holder shall be deemed to have represented, warranted and covenanted that it will not sell, assign, grant participations in or otherwise transfer its Certificate or Certificates to any other Person unless such Person represents and warrants, in writing, to the Original Loan Participant or such Holder, for the benefit of the Original Loan Participant or such Holder, Owner Participant and Lessee that at least one of the following statements is an accurate representation as to such Person and/or the source of funds to be used by such Person to acquire the Certificate or Certificates or participation therein:

                    (i) no part of such funds directly or indirectly constitutes or may be deemed under the Code, ERISA or any applicable state law or any rulings or regulations thereunder to be assets of an ERISA Plan; or

                    (ii) such Person is an insurance company and such funds constitute assets allocated to a separate account maintained by it which is a "pooled separate account" (within the meaning of Section 3(17) of ERISA and Prohibited Transaction Class Exemption 90-1 issued by the Department of Labor ("PTE 90-1")) in which an ERISA Plan has an interest and the acquisition and holding of Certificates is entitled to a prohibited transaction exemption granted by PTE 90-1; or

                    (iii) such Person is a bank and such funds constitute assets allocated to a bank collective investment vehicle maintained by it as a "collective investment fund" (as defined in Prohibited Transaction Class Exemption 91-38 issued by the Department of Labor ("PTE 91-38")) in which an ERISA Plan has an interest and the acquisition and holding of Certificates is entitled to a prohibited transaction exemption granted by PTE 91-38; or

                    (iv) such funds constitute assets of an "investment fund" in which an ERISA Plan has an interest and which is managed by a "qualified professional asset manager" or "QPAM" (as such terms are defined in Part V of Prohibited Transaction Class Exemption 84-14 issued by the Department of Labor ("PTE 84-14") and the acquisition and holding of the Certificates is entitled to a prohibited transaction exemption granted by PTE 84-14; or

                    (v) such funds constitute assets of one or more ERISA Plans, each of which is a "governmental plan" (as such term is defined in Section 3(32) of ERISA and in Section 414(d) of the Code) or a "church plan" (as such term is defined in Section 3(33) of ERISA and in Section 414(e) of the Code) and the acquisition and holding of the Certificates shall not constitute a prohibited transaction under ERISA, the Code or any applicable state law;

                                          [Participation Agreement (1994 737 B)]


     provided, that the Original Loan Participant and any such subsequent Holder may grant participations in any Certificates held by it only in accordance with Section 8(z) hereof. Any such Person shall also represent and warrant that it will require any transferee of its interest in any Certificates to make the representations and warranties set forth in the preceding sentence of this Section 8(y) and this sentence in writing, to such Person for the benefit of such Person, the Owner Participant and Lessee.

          (z) The Original Loan Participant covenants that it will not grant participations in its Certificates to any Person unless such Person represents and warrants, in writing, to the Original Loan Participant and for the benefit of the Original Loan Participant, the Owner Participant and Lessee that no part of the funds used by it to acquire its interest in the Certificates constitutes assets of an ERISA Plan. Any such Person shall require any transferee of its interest in the Certificates to make the representation in the preceding sentence, in writing, to such Person for its benefit and the benefit of the Original Loan Participant, the Owner Participant and Lessee.

          SECTION 9. [Intentionally Omitted].

          SECTION 10. Other Documents; Amendment. Each of the Owner Participant and the Owner Trustee hereby (A) agrees with Lessee and the Indenture Trustee to comply with all of the terms of the Trust Agreement (as the same may hereafter be amended or supplemented from time to time in accordance with the terms thereof) applicable to it, to the extent such non-compliance would be adverse to such party; and (B) agrees with Lessee and the Indenture Trustee not to amend, supplement or otherwise modify any provision of the Trust Agreement in a manner adversely affecting such party without the prior written consent of such party. Notwithstanding the foregoing, unless an Event of Default shall have occurred and be continuing and so long as the Lease has not been terminated, the Indenture Trustee and the Owner Participant hereby agree for the benefit of Lessee that without the consent of Lessee they will not (and the Owner Participant agrees that it will not cause the Owner Trustee to) amend, supplement or otherwise modify any provision of the Trust Indenture in a manner adversely affecting Lessee. The Indenture Trustee and the Owner Trustee agree to promptly furnish to Lessee copies of any supplement, amendment, waiver or modification of any of the Operative Documents to which Lessee is not a party. The Original Loan Participant agrees and, by acceptance of its Certificate, each subsequent Holder shall be deemed to have agreed that it will not take any action in respect of the Indenture Estate except through the Indenture Trustee pursuant to the Trust Indenture or as otherwise permitted by the Trust Indenture.

          SECTION 11. Certain Covenants of Lessee. Lessee covenants and agrees with the Owner Participant, the Indenture Trustee and the Owner Trustee, in its capacity as such and in its individual capacity as follows:

                                          [Participation Agreement (1994 737 B)]


          (a) Lessee will cause to be done, executed, acknowledged and delivered all and every such further acts, conveyances and assurances as the Owner Trustee, the Indenture Trustee or the Owner Participant shall reasonably require for accomplishing the purposes of this Agreement and the other Operative Documents; provided that any instrument or other document so executed by Lessee will not expand any obligations or limit any rights of Lessee in respect of the transactions contemplated by any Operative Documents. Lessee, forthwith upon delivery of the Aircraft under the Lease shall cause the Aircraft to be duly registered, and at all times thereafter to remain duly registered, in the name of the Owner Trustee, except as otherwise required or permitted hereunder or under the Lease, under the Transportation Code or under the applicable law of another permitted government of registry, or shall furnish to the Owner Trustee such information as may be required to enable the Owner Trustee to make application for such registration (at the expense of Lessee, including, without limitation, reasonable attorney's fees and expenses), and shall promptly furnish to the Owner Trustee such information as may be required to enable the Owner Trustee to timely file any reports required to be filed by it as the lessor under the Lease or as the owner of the Aircraft with any governmental authority (including tax authorities).

          (b) Lessee, at its expense, will cause the Trust Agreement, the Lease, all Lease Supplements, all amendments to the Lease, the Trust Indenture, and all supplements and amendments to the Trust Indenture to be promptly filed and recorded, or filed for recording, to the extent permitted under the Transportation Code, or required under any other applicable law. Upon the execution and delivery of the Owner Trustee's FAA Bill of Sale, the Lease Supplement covering the Aircraft, the Trust Supplement covering the Aircraft, the Trust Agreement, the Lease and the Trust Indenture, such documents shall be filed for recording with the Federal Aviation Administration in the following order of priority: first, the Owner Trustee's FAA Bill of Sale, second, the FAA registration application, third, the Trust Indenture, with the Trust Agreement and the Trust Supplement attached, and fourth, the Lease, with the Lease Supplement covering the Aircraft, the Trust Indenture and the Trust Supplement attached. Lessee agrees to furnish the Owner Participant, the Owner Trustee and the Indenture Trustee with copies of the foregoing documents with recording data as promptly as practicable following the issuance of same by the FAA.

          SECTION 12. Owner for Income Tax Purposes. It is hereby agreed among Lessee, the Owner Participant and the Owner Trustee that for income tax purposes the Owner Participant will be the owner of the Aircraft to be delivered under the Lease and Lessee will be the lessee thereof, and each party hereto agrees to characterize the Lease as a lease for income tax purposes.

          SECTION 13. Notices; Consent to Jurisdiction. (a) All notices, demands, instructions and other communications required or permitted to be given to or made upon any

                                          [Participation Agreement (1994 737 B)]


party hereto shall be in writing and shall be personally delivered or sent by registered or certified mail, postage prepaid, or by prepaid telex, TWX or telegram (with messenger delivery specified in the case of a telegram), or by telecopier, or by prepaid courier service, and shall be deemed to be given for purposes of this Agreement on the day that such writing is delivered or if given by certified mail, three Business Days after being deposited in the mails, in accordance with the provisions of this Section 13(a). Unless otherwise specified in a notice sent or delivered in accordance with the foregoing provisions of this Section 13(a), notices, demands, instructions and other communications in writing shall be given to or made upon the respective parties hereto at their respective addresses (or to their respective telex, TWX or telecopier numbers) as follows: (A) if to Lessee, the Owner Trustee, the Original Loan Participant, the Indenture Trustee or the Owner Participant, to the respective addresses set forth on Schedule I hereto, (and in the case of Owner Trustee a copy shall be sent to the Owner Participant) or (B) if to a subsequent Owner Participant, addressed to such subsequent Owner Participant at such address as such subsequent Owner Participant shall have furnished by notice to the parties hereto or (C) if to any subsequent Holder, addressed to such Holder at its address set forth in the Certificate Register.

          (b) Each party to this Agreement and, by acceptance of its Certificate, each subsequent Holder (individually a "Party" and collectively "Parties") irrevocably agrees that any legal suit, action or proceeding brought by any other Party, which arises solely out of or relates solely to the Operative Documents or any of the transactions contemplated hereby or thereby or any document referred to herein or therein, may be instituted in the Circuit Court of the State of Illinois, Cook County or the United States District Court for the Northern District of Illinois and that they hereby waive the right to trial by jury in any such proceeding; provided, however, that the foregoing provisions shall not apply to third party tort claims (but shall apply to an indemnity claim with respect to such tort claim) and that the foregoing shall not apply to any right a Party may have to seek removal of such legal suit, action or proceeding to federal court or to seek consolidation of any separate legal suits, actions or proceedings brought by any one or more of the other Parties in the same or different jurisdictions. The agreement set forth in this
Section 13(b) is given solely for the benefit of the Parties and such agreement is not intended to and shall not inure to the benefit of any other person.

          SECTION 14. Change of Situs of Owner Trust. The Owner Participant agrees that if, at any time, the Trust Estate becomes subject to any Taxes for which it is indemnified pursuant to Section 7(b) hereof and if, as a consequence thereof, Lessee should request that the situs of the trust be moved to another state in the United States from the state in which it is then located, the situs of the trust may be moved with the written consent of the Owner Participant (which consent shall not be unreasonably withheld) and the Owner Participant will take whatever action may be reasonably necessary to accomplish such removal; provided that (A) Lessee shall provide such additional tax indemnification, as the Owner Participant may reasonably request, (B) the rights and obligations under the Operative Documents of the Owner Participant shall not be altered as a result of the taking of such action, (C) the lien of the Trust Indenture on the Indenture Estate shall not be adversely affected by such action, and the Lessee

                                          [Participation Agreement (1994 737 B)]


shall execute and deliver such documents as may be requested by the Indenture Trustee to continue the perfection of the Lien on the Indenture Estate, (D) the Owner Participant shall have received an opinion or opinions of counsel (reasonably satisfactory to the Owner Participant) in scope, form and substance reasonably satisfactory to the Owner Participant to the effect that (I) the trust, as thus removed, shall remain a validly established trust, (II) any amendments to the Trust Agreement necessitated by such removal shall have been duly authorized, executed and delivered by the parties thereto and shall constitute the valid and binding obligations of such parties, enforceable in accordance with their terms, (III) such removal will not result in the imposition of, or increase in the amount of, any Tax for which Lessee is not required to indemnify the Owner Participant, the Owner Trustee or the Trust Estate pursuant to Section 7(b) hereof (taking into account any additional indemnification provided by Lessee pursuant to clause (A) of this sentence),
(IV) such removal will not, in the Owner Participant's reasonable judgment, result in any Loss of MACRS Deductions, Interest Deductions or an Inclusion Event (as defined in the Tax Indemnity Agreement) with respect to which Lessee is not required to indemnify the Owner Participant pursuant to Section 5 of the Tax Indemnity Agreement (taking into account any additional indemnification provided by Lessee pursuant to clause (A) of this sentence), and (V) covering such other matters as the Owner Participant may reasonably request, (E) if such removal involves the replacement of the Owner Trustee, the Owner Participant shall have received an opinion of counsel to such successor Owner Trustee in form and substance reasonably satisfactory to the Owner Participant covering the matters described in Section 4(a)(xiii) hereof and (F) Lessee shall indemnify and hold harmless the Owner Participant on a net after-tax basis against any and all reasonable and actual costs and expenses including attorneys' fees and disbursements, registration, recording or filing fees and Taxes incurred by the Owner Trustee or Owner Participant, in connection with such change of situs.

          SECTION 15. Miscellaneous. (a) Each of the Owner Participant, the Original Loan Participant and, by acceptance of its Certificate, each subsequent Holder covenants and agrees that it shall not unreasonably withhold its consent to any consent requested of the Owner Trustee, as Lessor, or the Indenture Trustee under the terms of the Lease, which by its terms is not to be unreasonably withheld by the Owner Trustee, as Lessor, or by the Indenture Trustee.

          (b) The representations, warranties, indemnities and agreements of Lessee, the Owner Trustee, the Indenture Trustee, the Owner Participant and the Original Loan Participant provided for in this Agreement, and Lessee's, the Owner Trustee's, Indenture Trustee's, Original Loan Participant's and the Owner Participant's obligations under any and all thereof, shall survive the making available of the respective Commitments by the Participants, the delivery or return of the Aircraft, the transfer of any interest of the Owner Participant in the Trust Estate or the Aircraft or any Engine or the transfer of any interest by any Holder in any Certificate or the Indenture Estate and the expiration or other termination of this Agreement or any other Operative Document.

                                          [Participation Agreement (1994 737 B)]


          (c) This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument. Neither this Agreement nor any of the terms hereof may be terminated, amended, supplemented, waived or modified, except by an instrument in writing signed by the party against which the enforcement of the termination, amendment, supplement, waiver or modification is sought; and no such termination, amendment, supplement, waiver or modification shall be effective unless a signed copy thereof shall have been delivered to the Lessee, the Indenture Trustee and the Owner Trustee. The terms of this Agreement shall be binding upon, and inure to the benefit of and shall be enforceable by, Lessee, the Participants, the Indenture Trustee and the Owner Trustee. THIS AGREEMENT SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF ILLINOIS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE. THIS AGREEMENT IS BEING DELIVERED IN THE STATE OF ILLINOIS.

          (d) The parties hereto agree that all of the statements, representations, covenants and agreements made by the Owner Trustee (when made in such capacity) contained in this Agreement and any agreement referred to herein other than the Trust Agreement, unless expressly otherwise stated, are made and intended only for the purpose of binding the Trust Estate and establishing the existence of rights and remedies which can be exercised and enforced against the Trust Estate. Therefore, anything contained in this Agreement or such other agreements to the contrary notwithstanding (except for any express provisions that the Owner Trustee is responsible for or is acting in or making representations or agreements in its individual capacity), no recourse shall be had with respect to this Agreement or such other agreements against the Owner Trustee in its individual capacity or against any institution or person which becomes a successor trustee or co-trustee or any officer, director, trustee, servant or direct or indirect parent or controlling person or persons of any of them; provided, however, that this Section 15(d) shall not be construed to prohibit any action or proceeding against any party hereto for its own willful misconduct or grossly negligent conduct; and provided, further, that nothing contained in this Section 15(d) shall be construed to limit the exercise and enforcement in accordance with the terms of this Agreement or such other agreements of rights and remedies against the Trust Estate. The foregoing provisions of this Section 15(d) shall survive the termination of this Agreement and the other Operative Documents.

          (e) No Participant shall have any obligation or duty to the Lessee, to any other Participant or to others with respect to the transactions contemplated hereby except those obligations or duties of such Participant expressly set forth in this Agreement and the other Operative Documents and no Participant shall be liable for performance by any other party hereto of such other party's obligations or duties hereunder. Without limitation of the generality of the foregoing, under no circumstances whatsoever shall any Participant be liable to Lessee, nor shall any Participant be liable to any other Participant, for any action or inaction on the part of the Indenture Trustee or the Owner Trustee in connection with the transactions contemplated

                                          [Participation Agreement (1994 737 B)]


herein, whether or not such action or inaction is caused by the willful misconduct or gross negligence of the Indenture Trustee or the Owner Trustee.

          (f) This Agreement shall be binding upon and shall inure to the benefit of and shall be enforceable against, the parties hereto and their respective successors and permitted assigns including each successive holder of the Owner Participant's interest and each successive holder of any Certificate issued and delivered pursuant to this Agreement or the Trust Indenture whether or not an express assignment to such holder of rights and obligations under this Agreement has been made.

          SECTION 16. Invoices and Payment of Expenses. Each of the Owner Trustee, the Indenture Trustee, Lessee and the Participants shall promptly submit to the Owner Participant and the Lessee for their joint prompt approval copies of invoices of the Transaction Expenses as they are received. The Owner Participant agrees to transfer to the Owner Trustee from time to time promptly upon receipt of invoices of Transaction Expenses such amount as shall be necessary in order to enable the Owner Trustee to pay such Transaction Expenses or to pay such amounts directly. To the extent of funds received by it, the Owner Trustee agrees to pay all invoices of Transaction Expenses that have been so approved promptly upon receipt thereof. Notwithstanding the foregoing, in the event that the transactions contemplated hereby shall not be consummated, Lessee shall pay all Transaction Expenses, except that (i) the fees, expenses and disbursements of the Owner Participant (including those relating to its counsel) and the fees and expenses of any appraisal shall be borne by the Owner Participant if such failure to consummate the transactions results from the fault or the breach by the Owner Participant of its obligations hereunder and
(ii) the fees, expenses and disbursements of the Original Loan Participant (including those relating to its counsel) shall be borne by the Original Loan Participant if such failure to consummate the transactions results from the fault of the Original Loan Participant. To the extent Transaction Expenses exceed 0.5% of Lessor's Cost, Lessee may, in lieu of electing an optimization pursuant to Section 18 hereof, pay all or a portion of the Transaction Expenses described in clause (i)(5) of the definition of Transaction Expenses.

          SECTION 17. Optional Prepayment of Certificates. (a) Subject to subparagraph (d) below, in the event that at any time Lessee shall have given written notice to the Owner Trustee, the Indenture Trustee and the Owner Participant that there be effected a voluntary prepayment of all of the outstanding Certificates by the Owner Trustee as part of a refunding or refinancing transaction, the Owner Participant agrees to negotiate promptly in good faith to conclude an agreement with Lessee as to the terms of such refunding or refinancing transaction (including the terms of any debt to be issued in connection with such refunding or refinancing transaction and the documentation to be executed in connection therewith), and if after such good faith negotiation Lessee and the Owner Participant shall have concluded an agreement with respect to such terms:

                                          [Participation Agreement (1994 737 B)]


               (1) within ten Business Days after the reaching of such agreement, the Owner Participant will deliver to Lessee a certificate of an authorized representative of the Owner Participant (the "Refinancing Certificate") setting forth (i) the proposed date on which the outstanding Certificates will be prepaid, describing the new debt to be issued and the other aspects of such refunding or refinancing transaction to be consummated (such date, the "Refinancing Date") and (ii) the following information: (A) the principal amount of debt to be issued by the Owner Trustee on the Refinancing Date, and (B) the proposed revised schedules of Basic Rent, Interim Rent, Excess Amount, debt amortization, Stipulated Loss Value percentages, Termination Value percentages and EBO Percentage. Within ten Business Days of its receipt of the Refinancing Certificate, Lessee may demand a verification pursuant to Exhibit E to the Lease of the information set forth in the Refinancing Certificate. Upon the acceptance by Lessee of the accuracy of the information set forth in the Refinancing Certificate or the determination pursuant to such verification procedures of the revised Basic Rent, Interim Rent, Excess Amount, debt amortization, Stipulated Loss Value percentages, Termination Value percentages and EBO Percentage and the Debt/Equity Ratio (such information, the "Refinancing Information") the appropriate parties will take the actions specified in paragraphs (2) through (6) below;

               (2) the appropriate parties will enter into a financing or loan agreement in form and substance reasonably satisfactory to the Owner Participant, the Owner Trustee and the Lessee (which may involve an underwriting agreement in connection with a public offering of such debt or the purchase of such debt by a publicly funded entity (or entities) or the sale of the Owner Trustee's interest in the Trust Estate and/or the Aircraft and its resale to the Owner Trustee) with the institution or institutions to be named therein (A) providing for (i) the issuance and sale by the Owner Trustee to such institution or institutions on the Refinancing Date of debt securities in an aggregate principal amount specified in the Refinancing Information, which amount shall be at least equal to the aggregate principal amount of all Certificates outstanding on the Refinancing Date (such debt securities, the "New Debt") and (ii) the application of the proceeds of the sale of the New Debt to the redemption of all such Certificates on the Refinancing Date and (B) pursuant to which the parties to the refinancing transaction (including the Owner Participant and Lessee but excluding any public holders of debt) make such representations, warranties and covenants as the Owner Participant or Lessee may reasonably require;

               (3) Lessee and the Owner Trustee will amend the Lease to provide that (i) the Basic Rent, Interim Rent, Excess Amount and EBO Percentage in respect of the period from and after the Refinancing Date shall be as provided in the Refinancing Information and (ii) amounts payable in respect of Stipulated Loss Value and Termination Value from and after the Refinancing Date shall be as provided in the Refinancing Information;

                                          [Participation Agreement (1994 737 B)]


               (4) the Owner Trustee will enter into an agreement to provide for the securing thereunder of the New Debt in like manner as the Certificates and will enter into such amendments and supplements to the Trust Indenture (or such new indenture or other security agreement) as may be necessary to effect such refunding or refinancing;

               (5) unless otherwise agreed or required by the Owner Participant (except with respect to Lessee's obligation to pay the fees and expenses of the other parties' counsel), and whether or not such refunding or refinancing transaction is consummated, Lessee shall pay all of the reasonable Expenses of all parties to such refunding or refinancing, including without limitation, the reasonable fees and expenses of such parties' counsel and any related loan or commitment fees; and

               (6) subject to compliance by the Owner Trustee with all applicable terms and conditions for voluntary prepayment under the Trust Indenture and this Agreement, each Holder of a Certificate being refinanced or refunded will transfer to the Owner Trustee the Certificates held by it immediately prior to such refunding or refinancing for cancellation (and the Owner Trustee shall cancel the same), against receipt by such Holder of the then outstanding principal amount of such Certificates, accrued and unpaid interest thereon, plus Break Amount, if any, together with payment in full of all other amounts then payable to such Holder and the Indenture Trustee hereunder or under the Trust Indenture.

          (b) In the case of a refunding or refinancing involving a public offering of the New Debt, the Owner Participant shall have the right (but not the obligation) to review and approve (which approval shall not be unreasonably withheld) all offering materials to be employed in connection therewith. Subject to the other terms and conditions of this Section 17 (including, without limitation, Section 17(d)(i) hereof) any public offering of the New Debt shall not, except as requested by Lessee, contain any restrictions on the sale to Holders who may use ERISA funding sources. It is expressly understood that the Owner Participant shall have no obligation hereunder to consent thereto if, in its good faith judgment, such refunding or refinancing (A) increases its, any of its Affiliates (other than any Affiliate which is acting as an underwriter) or the Owner Trustee's exposure to (i) liabilities under federal or state securities laws, (ii) regulation under state or federal securities laws, (iii) the need to publicly disclose information that is not generally available to the public, or (iv) being adversely affected in its respective ability to engage in any other financing transaction, in each case to a level unacceptable to it in its reasonable, good faith, judgment, or (B) requires the name of the Owner Participant to be identified in any offering materials. Lessee shall have the right to purchase such debt securities and apply such securities as a credit against its obligations to pay Rent, provided that (x) in connection with such refunding or refinancing Lessee shall have agreed to indemnify the Owner Participant with respect to such right in a manner reasonably satisfactory to the Owner Participant, and (y) Lessee may not, at any one time hold in the aggregate any such debt securities having a face value in excess of that portion of the two next succeeding

                                          [Participation Agreement (1994 737 B)]


installments of Basic Rent which is required to be paid to the holders of such debt securities on account of principal and interest. Lessee shall have the right to refund or refinance through a public offering of the New Debt denominated in a currency other than Dollars subject to the restrictions hereof. Any trustee of public debt shall be a bank or trust company having its principal place of business in the Borough of Manhattan, City and State of New York, Chicago, Illinois, Hartford, Connecticut or Boston, Massachusetts and having a combined capital and surplus of at least $100,000,000(or, if less, then its obligations shall be guaranteed by an entity having a combined capital and surplus of at least $100,000,000), if there be such an institution willing, able and legally qualified to perform the duties of trustee upon reasonable or customary terms.

          (c) Lessee shall give the Indenture Trustee at least thirty days revocable written notice of the proposed date of the optional prepayment. Such notice shall become irrevocable fifteen Business Days prior to the proposed date of the optional prepayment.

          (d) Notwithstanding the foregoing, the Owner Participant shall have no obligation to proceed with any refunding or refinancing transaction as contemplated by this Section 17:

              (i) if in the Owner Participant's reasonable, good faith judgment, such transaction would have an adverse impact (including, without limitation, the risk of adverse tax consequences) on it;

              (ii) unless a third party or parties, unaffiliated with Lessee and Owner Participant, shall have committed to (and shall) provide the financing needed to consummate the proposed refunding or refinancing transaction, it being understood that Owner Participant shall have no obligation to locate any such party or parties;

              (iii) unless Lessee indemnifies Owner Trustee and Owner Participant by agreement in form and substance reasonably satisfactory to each of them, for any liability, obligation (other than the obligation to pay principal and interest and related payments in respect of the New
     Debt), cost or expense (including, without limitation, reasonable attorneys' fees) related to or arising out of any such refunding or refinancing transaction;

              (iv) unless (x) provision is made for eliminating any foreign currency exposure of Owner Participant and Owner Trustee, and (y) Lessee shall indemnify the Owner Participant for any income tax withholding consequences and other adverse tax consequences relating to such non-U.S. denominated New Debt; or

              (v) if the refinancing would increase or decrease the Owner Participant's Commitment.

                                          [Participation Agreement (1994 737 B)]


          (e) There shall be no more than two optional prepayments under this
Section 17.

          SECTION 18. Optimization. (a) In the event that: (i) the Delivery Date occurs other than on September 28, 1994, (ii) Transaction Expenses paid by Lessor are determined to be other than 0.5% of Lessor's Cost, or (iii) the Excess Amount is increased or decreased pursuant to the operation of the proviso in the definition thereof, Lessee may, pursuant to this Section 18 and in accordance with the requirements of Section 3(c) of the Lease, optimize the Basic Rent, Interim Rent, Excess Amount, Stipulated Loss Value percentages, Termination Value percentages and EBO Percentage subject to the proviso set forth in Section 3(c)(i) of the Lease. The Owner Participant shall deliver to Lessee and the Indenture Trustee a certificate of an authorized representative of the Owner Participant (the "Optimization Certificate") setting forth the proposed revised schedules of Basic Rent, Interim Rent, Excess Amount, Stipulated Loss Value percentages, Termination Value percentages and EBO Percentage. Within fifteen days of its receipt of the Optimization Certificate, Lessee may demand a verification, pursuant to Exhibit E of the Lease, of the information set forth in the Optimization Certificate. Upon the acceptance by Lessee of the accuracy of the information set forth in the Optimization Certificate or the determination pursuant to such verification procedures of such information, the Owner Participant will cause the Owner Trustee to execute an amendment to the Lease setting forth the optimized Basic Rent, Interim Rent, Excess Amount, Stipulated Loss Value percentages, Termination Value percentages and EBO Percentage, and the Lessee will execute such amended Lease and the Indenture Trustee will execute any amendments to the Trust Indenture necessary to effectuate the foregoing.

          (b) In connection with optimization adjustments of Basic Rent, Interim Rent, Excess Amount, Stipulated Loss Value percentages, Termination Value percentages and EBO Percentage pursuant to this Section 18 and Section 3(c) of the Lease, (M) the Holders will agree to changes in the amortization schedule of the Certificates, and (N) each Holder will exchange the Certificates held by it immediately prior to such optimization for new Certificates containing optimized amortization schedules; provided, that such changes do not (W) increase or decrease the principal amount of the Certificates outstanding as of the time of such exchange, (X) change the final maturity date of any Certificate, (Y) increase or decrease by more than six months the original weighted average life to maturity (determined as of the Delivery Date) of the Certificates or (Z) change the principal amount of the Certificates to be repaid in accordance with the amortization schedule for the Certificates on any Payment Date during the first two years after the Delivery Date.

          (c) There shall be no adverse impact to the Owner Participant by reason of such optimization.

                                          [Participation Agreement (1994 737 B)]

          (d) Lessee shall pay on an after-tax basis all of the reasonable Expenses of all parties to such optimization, including, without limitation, the reasonable fees and expenses of such parties' counsel.

          SECTION 19. [Intentionally Omitted].

          SECTION 20. Interim Debt. (a) The parties hereto acknowledge and agree that the Certificates issued to the Original Loan Participant on the Delivery Date represent interim debt financing and that it is intended that such Certificates be refinanced by Certificates issued to new Holders. In connection therewith, in the event that at any time Lessee shall have given written notice to the Owner Trustee, the Indenture Trustee, the Owner Participant and the Original Loan Participant that Lessee is requesting a voluntary prepayment of the Certificates held by the Original Loan Participant (in compliance with the provisions of 2.11 of the Trust Indenture) by the Owner Trustee as part of a refunding or refinancing transaction, the Owner Participant agrees to negotiate promptly in good faith with Lessee in connection therewith (including the terms of any debt to be issued in connection with such refunding or refinancing transaction, the documentation to be executed in connection therewith and with respect to such amendments to the Operative Documents as may be necessary in order to facilitate such permanent debt financing), and if after such good faith negotiation Lessee and the Owner Participant shall have concluded an agreement with respect to such terms:

               (1) within five Business Days after the reaching of such agreement, the Owner Participant will deliver to Lessee a certificate of an authorized representative of the Owner Participant (the "Section 20 Refinancing Certificate") setting forth (i) the proposed date on which the outstanding Certificates will be prepaid, describing the new debt to be issued and the other aspects of such refunding or refinancing transaction to be consummated (such date, the "Section 20 Refinancing Date") and (ii) the following information: (A) the principal amount of debt to be issued by the Owner Trustee on the Section 20 Refinancing Date (such refinancing not to increase or decrease the Owner Participant's Commitment), and (B) the proposed revised schedules of Excess Amount, Basic Rent, Interim Rent, debt amortization, Stipulated Loss Value percentages, Termination Value percentages and EBO Percentage. Within five Business Days of its receipt of the Section 20 Refinancing Certificate, Lessee may demand a verification pursuant to Exhibit E to the Lease of the information set forth in the
     Section 20 Refinancing Certificate. Upon the acceptance by Lessee of the accuracy of the information set forth in the Section 20 Refinancing Certificate or the determination pursuant to such verification procedures of the revised Excess Amount, Basic Rent, Interim Rent, debt amortization, Stipulated Loss Value percentages, Termination Value percentages and EBO Percentage (such information, the "Section 20 Refinancing Information") the appropriate parties will take the actions specified in paragraphs (2) through (12) below;

                                          [Participation Agreement (1994 737 B)]


               (2) the appropriate parties will enter into a financing or loan agreement in form and substance reasonably satisfactory to the Lessee, the Owner Participant and the Owner Trustee (which, subject to subsection (d) below, may involve a public offering of such debt or the purchase of such debt by a publicly funded entity (or entities)) with the institution or institutions to be named therein providing for (i) the issuance and sale by the Owner Trustee to such institution or institutions on the Section 20 Refinancing Date of Certificates in an aggregate principal amount specified in the Section 20 Refinancing Information (such debt securities, the "Section 20 New Debt") and (ii) the application of the proceeds of the sale of the Section 20 New Debt to the prepayment of the Certificates outstanding on the Section 20 Refinancing Date;

               (3) Lessee and the Owner Trustee will amend the Lease to provide that (i) the Basic Rent, Interim Rent, Excess Amount and EBO Percentage payable in respect of the period from and after the Section 20 Refinancing Date shall be as provided in the Section 20 Refinancing Information and
     (ii) amounts payable in respect of Stipulated Loss Value and Termination Value from and after the Section 20 Refinancing Date shall be as provided in the Section 20 Refinancing Information;

               (4) the Owner Trustee will enter into an agreement, if requested by the Indenture Trustee, to provide for the securing thereunder of the
     Section 20 New Debt in like manner as the outstanding Certificates and will enter into such amendments and supplements to the Trust Indenture (or such new indenture or other security agreement) as may be necessary to effect such refunding or refinancing;

               (5) upon the closing of such refunding or refinancing (and as indemnification for the loss resulting therefrom), Lessee shall pay to the Original Loan Participant as Supplemental Rent the Break Amount, if any (without duplication of other amounts, if any, payable pursuant to any other provision of the Operative Documents);

               (6) the Owner Trustee shall pay all the costs of such refunding or refinancing, such costs shall be considered as Transaction Expenses and such Transaction Expenses shall be appropriately considered in calculating the proposed revised schedules of Excess Amount, Basic Rent, Interim Rent, debt amortization, Stipulated Loss Value percentages, Termination Value percentages and EBO Percentage;

               (7) the Original Loan Participant will deliver to the Owner Trustee the Certificates held by it concurrently with such refunding or refinancing for cancellation (and the Owner Trustee shall cancel the same), against simultaneous receipt by the Original Loan Participant of the then outstanding principal amount of such Certificates, accrued and unpaid interest thereon (which amount shall be paid by the Owner Participant as a prepayment of Excess Amount if such refinancing or refinancing occurs prior to the Commencement Date), plus Break Amount, if any, together with payment in

                                          [Participation Agreement (1994 737 B)]


     full of all other amounts then payable to the Original Loan Participant hereunder or under the Certificates or the Trust Indenture;

               (8) the appropriate parties will amend such of the Operative Documents in such respects as shall be necessary to reflect any amendments agreed upon by the parties thereto;

               (9) if such refunding or refinancing involves a public offering, no offering materials or prospectus shall identify the Owner Participant (unless an Affiliate of the Owner Participant is also an underwriter of the securities issued in such refunding or refinancing) or include financial information in regard to the Owner Participant;

               (10) the appropriate parties will execute and deliver appropriate closing documents, execute and deliver appropriate closing certificates and deliver appropriate opinions of counsel;

               (11) the Owner Participant shall not be obligated to proceed with any refinancing under this Section 20 if such refinancing would result in any unindemnified adverse tax consequences determined by the Owner Participant in its reasonable judgment (any such indemnity to be reasonably satisfactory to the Owner Participant); and

               (12) the parties hereto agree that, immediately prior to the closing of such refunding or refinancing, all accrued and unpaid interest on the Certificates shall be paid (i) by the Owner Participant on behalf of the Owner Trustee (which payment shall be treated as a prepayment of the Excess Amount) and by Lessee (in regard to that portion of Basic Rent, if any, payable by Lessee on the Commencement Date), if such refunding or refinancing is to close on or prior to the Commencement Date and (ii) by Lessee on behalf of the Owner Trustee (which payment will be treated as a prepayment of the next payment of Basic Rent due under the Lease), if such refunding or refinancing is to close after the Commencement Date; and upon the closing of such refunding or refinancing (and as indemnification for the loss resulting therefrom), Lessee, on behalf of the Owner Trustee, shall pay, on an after-tax basis to the Owner Participant, to the Original Loan Participant the Break Amount, if any (without duplication of other amounts, if any, payable pursuant to any other provision of the Operative Documents).

          (b) Only one optional refinancing or refunding pursuant to this
Section 20 shall be permitted during the Term.

                                          [Participation Agreement (1994 737 B)]


          (c) Any refinancing or refunding pursuant to this Section 20 shall be of all Certificates then outstanding.

          (d) Any public refinancing pursuant to this Section 20 shall comply with all the restrictions, limitations and conditions applicable in the case of a public refinancing pursuant to Section 17(b) hereof.

          SECTION 21. Payment of Additional Amounts. Lessee shall pay as Supplemental Rent to Lessor such additional amounts as may be due pursuant to
Section 2.17 of the Trust Indenture in respect of the Certificates held by the Original Loan Participant.



                                      * * *

                                          [Participation Agreement (1994 737 B)]



          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                        UNITED AIR LINES, INC.,
                                          Lessee


                                        By:
                                           ----------------------------------
                                           Senior Vice President and
                                             Chief Financial Officer

                                        MS FINANCING INC.,
                                          Owner Participant


                                        By:
                                           ----------------------------------
                                        Title:
                                              -------------------------------

                                        STATE STREET BANK AND TRUST
                                        COMPANY,
                                          Indenture Trustee


                                        By:
                                           ----------------------------------
                                        Title:
                                              -------------------------------

                                        FIRST SECURITY BANK OF
                                        UTAH, NATIONAL ASSOCIATION,
                                        not in its individual
                                        capacity, except as
                                        expressly provided herein,
                                        but solely as Owner Trustee,
                                          Owner Trustee


                                        By:
                                           ----------------------------------
                                        Title:
                                              -------------------------------

                                          [Participation Agreement (1994 737 B)]




                                        THE MITSUBISHI TRUST AND BANKING
                                        CORPORATION, NEW YORK BRANCH,
                                          Original Loan Participant


                                        By:
                                           ----------------------------------
                                        Title:
                                              -------------------------------

                                          [Participation Agreement (1994 737 B)]


                                   SCHEDULE I

                               Names and Addresses


Lessee:

U.S. Mail                               Overnight Delivery Service
United Air Lines, Inc.                  United Air Lines, Inc.
P.O. Box 66100                          1200 East Algonquin Road
Chicago, Illinois  60666                Elk Grove Township, IL 60007

Attn:  Vice President and               Attn:  Vice President and
       Treasurer                               Treasurer
Telecopy:  (708) 952-7117


Owner Participant:                      Payment Address

MS Financing Inc.                       Citibank, N.A.
1251 Avenue of the Americas             Delaware
New York, NY  10020                     Account #:  338833374

Attn:  General Counsel
Telecopy:  (212) 703-6476


Original Loan Participant:

The Mitsubishi Trust and Banking        Instructions for the Account
Corporation, New York Branch            of The Mitsubishi Trust and
520 Madison Avenue, 25th Floor          Banking Corporation, New York
New York, New York  10022               Branch:

                                        Bankers Trust Company
Attn:  Scott J. Paige                   Account No. 04201547
Telecopy:  (212) 755-2349               Reference: United Air Lines,
Telex:  425078                          Inc.
Telephone No.:  (212) 838-7700          Attn:  Scott J. Paige

                                          [Participation Agreement (1994 737 B)]

Indenture Trustee:
  Address for Notices by Regular Mail/Telecopy:

State Street Bank and Trust Company
225 Franklin Street
Boston, MA  02110

Attn:  Corporate Trust Department
Telecopy:  (617) 664-5371

  Address for Notices by Overnight Courier:

State Street Bank and Trust Company
Two International Place
Boston, MA  02110

Attn:  Corporate Trust Department


Owner Trustee:

First Security Bank of Utah,
  National Association
79 S. Main Street
Salt Lake City, Utah  84111

Attn:  Corporate Trust Department
Telecopy:  (801) 246-5053

                                          [Participation Agreement (1994 737 B)]


                                   SCHEDULE II

                                   Commitments


Original                                             Percentage of
Loan Participant                                     Lessor's Cost                 Dollar Amount
----------------                                     -------------                 -------------

THE MITSUBISHI TRUST                                    80.0%                      $19,760,000.00
  AND BANKING CORPORATION,
  New York Branch
  Branch

Owner Participant:

MS FINANCING INC.                                       20.0%                      $ 4,940,000.00

Total Commitments:                                     100.0%                      $24,700,000.00
=================                                      ======                      ==============






                                      II-3